SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material under § 240.14a-12.

Medco Health Solutions, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 14, 2005

Dear Shareholders:

On behalf of the Board of Directors of Medco Health Solutions, Inc., I cordially invite you to attend our 2005 Annual Meeting of Shareholders, which will be held on Tuesday, May 31, 2005 at 10:00 a.m. at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656.

The purposes of this meeting are to elect three directors, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and act upon three compensatory plans and such other matters as may properly come before the Annual Meeting. Our Board of Directors recommends that you vote FOR the election of directors, the ratification of our independent registered public accounting firm, and the three compensatory plans. You will find attached a Notice of 2005 Annual Meeting of Shareholders and a Proxy Statement that contain more information about these proposals.

You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please vote electronically via the Internet or telephone, or mark, sign, date and return your Proxy Card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

Sincerely,

David B. Snow, Jr.

Chairman, President & Chief Executive Officer

Medco Health Solutions, Inc.

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Medco Health Solutions, Inc., a Delaware corporation (the “Company”), will be held at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656 for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1) To elect three Class II directors to the Board of Directors, to serve until the 2008 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005;

(3) To consider and act upon a proposal to approve the 2002 Stock Incentive Plan, as amended;

(4) To consider and act upon a proposal to approve the 2003 Employee Stock Purchase Plan, as amended;

(5) To consider and act upon a proposal to approve the Executive Incentive Compensation Plan; and

(6) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 4, 2005 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. You also have the option of voting your shares on the Internet or by telephone. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will automatically be revoked, and only your vote at the Annual Meeting will be counted.

The accompanying Proxy Statement and Proxy Card are being mailed beginning on or about April 15, 2005 to shareholders entitled to vote. The Company’s 2004 Annual Report to Shareholders is also being mailed with the Proxy Statement.

By Order of the Board of Directors,

David S. Machlowitz

Senior Vice President, General Counsel and Secretary

Franklin Lakes, New Jersey

April 14, 2005

Medco Health Solutions, Inc.

100 Parsons Pond Drive

Franklin Lakes, New Jersey 07417

PROXY STATEMENT

MAY 31, 2005 10:00 a.m.

ANNUAL MEETING OF SHAREHOLDERS

GENERAL

This Proxy Statement is furnished to the shareholders of record of Medco Health Solutions, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders to be held on May 31, 2005 (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656. These proxy solicitation materials are first being mailed on or about April 15, 2005 to all shareholders entitled to vote at the Annual Meeting.

Admission to the Annual Meeting

Only record or beneficial owners of the Company’s Common Stock (“Common Stock”) may attend the Annual Meeting in person. You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Medco stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Medco stock, to:

Investor Relations Department

Medco Health Solutions, Inc.

100 Parsons Pond Drive, F1-6

Franklin Lakes, New Jersey 07417

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting.

Electronic Access to the Annual Meeting

You may listen to the Annual Meeting via the Internet through the Investor Relations link on our website at www.medco.com. Please go to our website early to register and download any necessary audio software.

Voting

The specific proposals to be considered and acted upon at the Annual Meeting are listed in the accompanying Notice of 2005 Annual Meeting of Shareholders and are described in more detail in this Proxy Statement. As of April 4, 2005, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 276,956,837 shares of Common Stock, par value $0.01, were issued and outstanding. No shares of the Company’s preferred stock, par value $0.01, were outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder on April 4, 2005. Shareholders may not cumulate votes in the election of directors.

The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the Annual Meeting is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. The inspector of election appointed for the meeting will separately tabulate all affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

If a quorum is present, the three nominees who receive the greatest number of votes properly cast will be elected as Class II directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors.

Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

Proxies

If the enclosed Proxy Card is properly signed and returned, then the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy Card does not specify how the shares represented thereby are to be voted, then the shares represented thereby will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld, and, if no contrary instructions are given, then the shares represented thereby will be voted FOR the approval of Proposals 2, 3, 4 and 5 described in this Proxy Statement. The shares represented by a proxy will be voted as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed Proxy Card dated with a later date with the Secretary of the Company, at the Company’s principal executive offices at 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Participants in the Medco Health Solutions, Inc. 401(k) Savings Plan or the Medco Health Solutions, Inc. 2003 Employee Stock Purchase Plan will receive from the plan trustee or custodian, as applicable, separate voting instruction cards covering their shares held in these plans. The plan trustee/custodian will not vote shares for which no voting instructions are received from plan participants.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. We have engaged Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $15,000, plus expenses.

Householding

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, beneficial shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each shareholder who participates in householding will continue to receive a separate Proxy Card.

If any shareholders in your household wish to receive a separate Annual Report and a separate Proxy Statement, they may call our Investor Relations Department at 201-269-4279, or write to Investor Relations, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417 and one will be delivered promptly upon receiving the request. Any such shareholder may also request to receive a separate copy of annual reports or proxy statements in the future. Other shareholders who have multiple accounts in their names, or who share an address with other shareholders, may authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing our Investor Relations Department.

Shareholder Meetings and Advance Notice Requirements for Shareholder Nominations and Proposals

Our Second Amended and Restated Certificate of Incorporation provides that special meetings of holders of Common Stock may be called only by the Chairman of our Board of Directors, our President, our Chief Executive Officer or a majority of our Board of Directors and may not be called by holders of our Common Stock.

Our bylaws require that advance notice be delivered to us of any business to be brought by a shareholder before an annual or special meeting of shareholders and provide for procedures to be followed by shareholders in nominating persons for election to our Board of Directors. In the case of an annual meeting, shareholders generally are required to give written notice of a nomination or proposal to the secretary of the Company not later than 90 days nor earlier than 120 days before the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, a shareholder must give notice of a nomination or proposal not earlier than 120 days prior to the new meeting date and not later than 90 days prior to the new meeting date or 10 days after the date on which the meeting is first announced publicly.

For special meetings, only business set forth in the notice of that special meeting we give to our shareholders may be conducted. If our Board of Directors determines that directors are to be elected at a special meeting, nominations for the election of directors at that special meeting will be permitted to be made only by our Board of Directors or by a shareholder who is a shareholder at the time notice is given and who will be entitled to vote at that special meeting. If we call a special meeting of shareholders to elect directors, a shareholder will have to give notice of a nomination to the secretary of the Company not earlier than 120 days prior to the special meeting and not later than 90 days prior to the special meeting or the 10th day after notice of the meeting.

With regard to either an annual or a special shareholder meeting, a shareholder’s notice to the secretary of the Company is required to include specific information regarding the shareholder giving the notice, the director nominee or other business proposed by the shareholder, as applicable.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2006 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices no later than December 15, 2005 in order that they may be included in the Proxy Statement and Proxy Card relating to that meeting. Proposals should be sent to Medco Health Solutions, Inc., 100 Parsons Pond Drive, Mail Stop F3-16, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary. In addition, any proposal for consideration at the 2006 Annual Meeting of Shareholders submitted by a shareholder outside of the processes of Rule 14a-8 will be considered untimely unless it is received by the Secretary of the Company by March 1, 2006, but no earlier than January 29, 2006. The proxy solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals that are considered untimely.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Proposal 1. Election of Directors

General

The Company’s Second Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms, each class consisting, as nearly as possible, of one-third of the total number of directors. At the annual meeting of shareholders in the year in which the term of a class of directors expires, director nominees in such class will stand for election to three-year terms. With respect to each class, a director’s term will continue until the election and qualification of such director’s successor, or the earlier death, resignation or removal of such director.

The number of directors that shall constitute the whole Board is nine, as determined by resolution of the Board pursuant to the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws. The Board currently consists of nine persons, as follows:

Class I (current term ends upon the 2007 Annual Meeting of Shareholders)	Class II (current term ends upon 2005 Annual Meeting of Shareholders)	Class III (current term ends upon 2006 Annual Meeting of Shareholders)
David B. Snow, Jr.	John L. Cassis	Lawrence S. Lewin
Howard W. Barker, Jr., CPA	Michael Goldstein, CPA	Charles M. Lillis, Ph.D.
Brian L. Strom, M.D., M.P.H.	Blenda J. Wilson, Ph.D.	Edward H. Shortliffe, M.D., Ph.D

The term of office for the three Class II directors listed above, John L. Cassis, Michael Goldstein and Blenda J. Wilson, expires at the Annual Meeting. The Board has selected Mr. Cassis, Mr. Goldstein and Dr. Wilson as the nominees for the Class II directors to be elected at the Annual Meeting. The Class II directors elected will each serve for a term of three years, expiring at the 2008 Annual Meeting of Shareholders upon the due election and qualification of each of their successors.

The three nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the shares represented by proxies received by them FOR each of the nominees named above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Term Ending Upon the 2005 Annual Meeting of Shareholders (Class II)

John L. Cassis, 56, has served as a partner of Cross Atlantic Partners, Inc., a healthcare venture capital firm, since 1994. Mr. Cassis was formerly a director of Salomon Brothers Venture Capital, which he joined in 1986 and headed from 1990 to 1994. Mr. Cassis is also a director of Medivance, Inc.; Galt Associates, Inc.; Eximias Pharmaceutical Corp.; and Nutrition 21, Inc. Mr. Cassis has served as director of the Company since August 2003.

Michael Goldstein, CPA, 63, has served as Chairman of the Toys “R” Us Children’s Fund since June 2001. Mr. Goldstein was Chairman of Toys “R” Us, Inc. from February 1998 to June 2001, Chief Executive Officer from August 1999 to January 2000 and Vice Chairman and Chief Executive Officer from February 1994 to February 1998. Mr. Goldstein is a director of 4Kids Entertainment, Inc.; United Retail Group, Inc.; Finlay Enterprises, Inc.; Martha Stewart Living Omnimedia, Inc. and Pacific Sunwear of California, Inc. Mr. Goldstein has served as director of the Company since August 2003.

Blenda J. Wilson, Ph.D., 64, has served as the President and Chief Executive Officer of the Nellie Mae Education Foundation since July 1999 and is currently Deputy Chair of the Federal Reserve Bank of Boston. Dr. Wilson was President of California State University, Northridge from 1992 to 1999 and also served as a director for UnionBanCal Corporation from 1993 to 1999. Dr. Wilson has served as director of the Company since August 2003.

Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Shareholders (Class I)

David B. Snow, Jr., 50, has served as President and Chief Executive Officer and as a director of the Company since March 2003. Mr. Snow was appointed as Chairman in June 2003. Mr. Snow came to the Company from WellChoice, Inc. (formerly known as Empire BlueCross BlueShield) where he held the position of Executive Vice President and Chief Operating Officer beginning in April 1999 and then held the position of President and Chief Operating Officer from March 2001 through January 2003. From April 1993 to April 1998, Mr. Snow was an Executive Vice President of Oxford Health Plans, a health maintenance organization, and was responsible for marketing, medical delivery systems, medical management and government programs.

Howard W. Barker, Jr., CPA, 58, was employed by KPMG from July 1972 and served as a partner of KPMG LLP from July 1982 until he retired in September 2002. Mr. Barker is also a director of, and serves as Chair of the Audit Committee of, priceline.com. In addition, Mr. Barker is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Barker has served as director of the Company since August 2003.

Brian L. Strom, M.D., M.P.H., 55, has been a professor at the University of Pennsylvania School of Medicine since 1980. He holds a number of other positions at the School of Medicine, including Chair of the Department of Biostatistics and Epidemiology, Director of the Center for Clinical Epidemiology and Biostatistics and Associate Vice Dean, University of Pennsylvania School of Medicine, and Associate Vice President for Integrated Program Development, University of Pennsylvania Health System. Dr. Strom has served on the Drug Safety and Risk Management Committee for the U.S. Food and Drug Administration and as Chair of the Institute of Medicine’s Committee on Smallpox Vaccine Program Implementation. Dr. Strom has served as director of the Company since August 2003.

Continuing Directors for Term Ending Upon the 2006 Annual Meeting of Shareholders (Class III)

Lawrence S. Lewin, 66, served as the Chief Executive Officer of The Lewin Group, Inc. and its predecessors from 1970 to 1999. In addition, Mr. Lewin has been a trustee of H&Q Life Sciences Investors since 1992, and H&Q Healthcare Investors since 1987, and Chairman of each of those funds since 2000. He is also a director of CardioNet, Inc. and a trustee of Intermountain Health Care. Mr. Lewin has served as director of the Company since August 2003.

Charles M. Lillis, 63, is a co-founder and principal of LoneTree Partners, a private equity investing group with headquarters in Denver, Colorado. Mr. Lillis served as the Chairman of the Board and Chief Executive Officer of MediaOne Group, Inc. from its inception in 1995 through the acquisition of MediaOne by AT&T Corp., which was completed in 2000. Mr. Lillis is a director of The Williams Companies, Inc., SUPERVALU Inc. and SomaLogic Inc. Mr. Lillis has served as director of the Company since January 2005.

Edward H. Shortliffe, M.D., Ph.D., 57, has been a professor at Columbia University since January 2000 and has held a number of other positions at Columbia University, including Chair of the Department of Biomedical Informatics for the College of Physicians and Surgeons and Director of Medical Informatics Services for the New York Presbyterian Hospital. From 1979 until 2000, Dr. Shortliffe was also a professor at Stanford University School of Medicine and held a number of other positions at that university, including Associate Dean for Information Resources and Technology and Chief of the Division of General Internal Medicine. Dr. Shortliffe has served as director of the Company since August 2003.

Board Committees and Meetings

The Board of Directors held eight meetings during the fiscal year ended December 25, 2004 (the “2004 Fiscal Year”). The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Board of Directors does not have an executive committee. Each director attended, in person or by telephone, 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2004 Fiscal Year. Under the Company’s Corporate Governance Guidelines, Directors are expected to attend all meetings of the Board and all meetings of the committees of which they are members. Members may attend by telephone or video conference to mitigate conflicts, although in-person attendance at regularly scheduled meetings is strongly encouraged.

The Audit Committee of the Board of Directors serves to: (a) oversee the accounting and financial reporting processes of the Company, internal controls and audits of the financial statements of the Company; (b) assist the Board of Directors in its oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent public accountants’ qualifications and independence, (iv) the performance of the Company’s internal audit function and its independent registered public accounting firm, and (v) the accounting and financial reporting processes of the Company; and (c) prepare the Audit Committee report for inclusion in the proxy statement as required by the SEC. The Audit Committee’s Charter is posted on the Company’s Investor Relations website under “Corporate Governance.”

The members of the Audit Committee are Mr. Barker (Chairman), Mr. Cassis and Mr. Goldstein. The Audit Committee held eleven meetings during the 2004 Fiscal Year. The report of the Audit Committee is included below.

The purposes of the Compensation Committee of the Board are (a) to assist the Board in establishing and maintaining compensation and benefits policies and practices that support the successful recruitment, development and retention of talent in order to achieve the Company’s business objectives and optimize long-term financial returns; (b) to assist the Board in discharging its responsibilities for compensating the Company’s executives; and (c) to produce a Compensation Committee report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable federal securities laws, rules and regulations and the applicable rules of the New York Stock Exchange. The Compensation Committee’s Charter is posted on the Company’s Investor Relations website under “Corporate Governance.”

The current members of the Compensation Committee are Mr. Cassis (Chairman), Mr. Barker, Mr. Lillis and Dr. Shortliffe. The Compensation Committee held ten meetings during the 2004 Fiscal Year. The report of the Compensation Committee is included below. Mr. Lillis did not serve on the Board during the 2004 Fiscal Year and is not a signatory to the report of the Compensation Committee.

The Corporate Governance and Nominating Committee of the Board of Directors meets periodically with management to advise upon and consider corporate governance matters. The purpose of the Corporate Governance and Nominating Committee is to: (a) identify and screen individuals qualified for nomination to the Board; (b) recommend to the Board director nominees for election at each meeting of shareholders at which directors are to be elected and recommend to the Board individuals to fill any vacancies on the Board that arise between such meetings; (c) recommend to the Board directors for appointment to each committee of the Board; (d) recommend to the Board a set of corporate governance principles applicable to the Company and, as necessary or advisable, recommend periodic amendments thereto; and (e) lead the Board in its annual review of the Board’s performance. The Corporate Governance and Nominating Committee’s Charter is posted on the Company’s investor relations website under “Corporate Governance.”

The members of the Corporate Governance and Nominating Committee are Mr. Goldstein (Chairman), Mr. Lewin, Dr. Strom and Dr. Wilson. The Corporate Governance and Nominating Committee held five meetings during the 2004 Fiscal Year. The Company’s Statement on Corporate Governance is included below.

In addition to the Board’s primary committees, the Board formed a Special Transactions Committee in 2004 for the purpose of reviewing, evaluating, negotiating and recommending strategic transactions and business opportunities that emerge from time to time. The members of the Special Transactions Committee are Howard W. Barker, Jr., John L. Cassis and Michael Goldstein. The Special Transactions Committee does not conduct regularly scheduled meetings, nor does it have a chairperson or a written charter.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of the Company or of any of our subsidiaries. None of the Company’s executive officers has served on the board of directors or on the compensation committee of any other entity with an executive officer who has served on either the Company’s Board of Directors or Compensation Committee.

Compensation of Directors

Each director who is not a Company employee is compensated for services as a director by an annual retainer of $40,000 and a meeting fee of $1,000 for each Board and Committee meeting attended, including any meetings of the Special Transactions Committee that may take place from time to time. Chairpersons of the Compensation Committee and Corporate Governance and Nominating Committee are compensated for such services by an annual retainer of $10,000. The Chairperson of the Audit Committee is compensated for such service by an annual retainer of $20,000, and each other member of the Audit Committee receives an annual retainer of $5,000. A director who is a Company employee does not receive any compensation for service as a director. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s business travel accident and directors’ and officers’ indemnity insurance policies.

Directors are also granted 6,000 restricted stock units and options to purchase 8,000 shares of the Company’s Common Stock upon initial election to the Board. In addition, they will receive an annual grant of 2,000 restricted stock units and an annual grant of 8,000 nonqualified stock options to purchase shares of Company Common Stock. Such grants are made on the date of the annual meeting of shareholders. Restricted stock units cannot be converted into Common Stock while the director serves on the Board. The exercise price of the options is the average of the high and low prices of the Company’s Common Stock on the grant date as quoted on the New York Stock Exchange (“NYSE”). Options and restricted stock units vest one year after they are granted.

Shareholder Approval

Directors shall be elected by a plurality of the votes of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the election of directors. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the election of Mr. Cassis, Mr. Goldstein and Dr. Wilson to the Board of Directors.

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company during the fiscal year ending December 31, 2005, and is asking the shareholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2002 and is considered by management to be well qualified. Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will also be available to respond to appropriate questions at the Annual Meeting.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. On an annual basis, the Audit Committee reviews and provides pre-approval for certain types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Fees Billed to the Company by PricewaterhouseCoopers LLP for Services Rendered during the 2004 and 2003 Fiscal Years

Audit Fees

PricewaterhouseCoopers LLP’s fees for professional services for the fiscal years 2004 and 2003 related to the audits of annual financial statements, the audits in 2004 of management’s assessment of the effectiveness of internal controls over financial reporting and the effectiveness of internal controls over financial reporting, reviews of quarterly financial statements and SEC filings, information and registration statements pertaining to the Company’s spin-off from Merck & Co., Inc. and statutory audits. Such fees approximated $1,864,000 in 2004 and $1,400,000 in 2003.

Audit-Related Fees

Fees for audit-related services for fiscal years 2004 and 2003, related to SAS 70 reviews and employee benefit plan audits, approximated $148,000 and $189,000, respectively.

Tax Fees

Fees for tax services for the fiscal year ended 2004 related to state income tax apportionment analyses, transfer pricing reviews, assistance with state income tax rulings, consultations on federal tax return matters and the review of tax returns. Such fees approximated $613,000 in 2004 and $0 in 2003.

All Other Fees

There were no fees for other services for fiscal years 2004 or 2003.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Proposal 3. Approval of the 2002 Stock Incentive Plan

There will be presented at the meeting a proposal to approve the 2002 Stock Incentive Plan (the “Plan”). The Plan was adopted on June 17, 2002 in contemplation of the Company’s full separation from Merck & Co., Inc. and was amended on May 15, 2003. The Plan, as amended, was approved by Merck & Co., Inc. as sole shareholder on July 21, 2003. The Plan is designed so that stock options and performance based awards qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) requires approval of the Plan by the Company’s public shareholders at this Annual Meeting. Accordingly, for purposes of ensuring continued compliance with Section 162(m) of the Internal Revenue Code, the Plan is submitted to shareholders for approval. If the Plan is not approved, any awards made after May 31, 2005 will not qualify as “performance-based compensation” and could result in non-deductible compensation.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors believes stock options and other stock-based incentives play an important role in retaining the services of outstanding personnel and in encouraging such employees to have a greater financial investment in the Company (although the Plan does not necessarily require them to hold for investment the stock received under the Plan). The Board of Directors has approved the 2002 Stock Incentive Plan and directed that it be submitted to shareholders for approval.

The proposed Plan is set forth in Appendix A. Primary aspects of the proposed Plan are as follows:

Plan Highlights

Fixed Number of Shares. The Plan provides that the maximum aggregate number of shares available for awards is 54 million.

Shares Available For Restricted Share and Other Share Awards Are Limited. The Plan limits the number of shares available for restricted stock and restricted stock unit awards and other share awards over the life of the Plan to an aggregate of 10% of the total number of shares available for issuance under the Plan.

No Re-pricing of Stock Options. The Plan prohibits the re-pricing of stock options and stock appreciation rights without the prior approval of shareholders.

No Discount Stock Options. The Plan prohibits the granting of stock options and stock appreciation rights with an exercise price less than the fair market value of Common Stock on the date of grant.

Maximum Option Exercise Period of Ten Years. The Plan provides that no stock options shall have an exercise term in excess of ten years from the date of grant.

Independent Committee Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), all of whose members satisfy the independence criteria of the new NYSE corporate governance rules, the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.

Material Amendments of the Plan Require Shareholder Approval. The Plan provides that any material amendment to the Plan must be approved by the Company’s shareholders.

General Information

Plan Administration. The Plan is administered by the Compensation Committee of the Board of Directors. The Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. The Committee may delegate to the chief executive officer of the Company certain authority under the Plan, including the authority to grant awards to eligible employees who are not officers subject to Section 16 of the Securities Exchange Act of 1934. As of March 10, 2005, there are approximately 13,400 individuals eligible to participate in the Plan.

Eligible Employees. The Committee may grant awards to regular employees of the Company, its subsidiaries, joint ventures, joint venture partners or affiliates who are designated by the Committee. The Committee may also grant awards to independent contractors, leased employees and consultants. The Board of Directors’ annual awards are also made under the Plan. No individual may receive grants under this Plan in any given year which, singly or in the aggregate, cover more than 2 million shares of Common Stock.

Shares Available. The aggregate number of shares of Common Stock that may be issued or transferred to grantees under the Plan shall not exceed 54 million shares. As of February 19, 2005, there are 25,871,860 shares that remain available under the Plan and 28,128,140 shares that have been issued or are subject to outstanding awards. If there is a stock split, stock dividend or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price of all outstanding grants made before such event.

If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. In addition shares related to awards paid in cash, shares withheld or tendered as payment of an option price or for withholding taxes, and shares issued under the Plan in connection with awards that are assumed or converted in a corporate transaction may be used for further awards under the Plan. Shares issued in connection with a Plan assumed in a corporate transaction would not count against the Plan’s share limit.

Payment of cash in lieu of shares would be considered an issuance or transfer of the shares. On March 10, 2005, the closing price of Common Stock on the New York Stock Exchange was $47.10.

Grants Under the Plan

Stock Options. The Committee may grant options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, other statutory stock options and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. The option price shall not be less than the fair market value of the Company’s Common Stock on the date of grant.

Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) either singly or in combination with an underlying stock option under the Plan. The term of a SAR shall be fixed by the Committee. SARs entitle the grantee to receive the same economic value that would have been derived from exercise of an option. Payment may be made in cash, in shares or a combination of both at the discretion of the Committee.

Performance Share Awards. The Committee may grant performance share awards under which payment may be made in shares of the Company’s Common Stock, a combination of shares and cash or cash if the performance of the Company or any subsidiary, division, affiliate or joint venture of the Company selected by the Committee meets certain goals established by the Committee during an award period. The Committee would determine the goals, the length of an award period, the maximum payment value of an award and the minimum performance required before a payment would be made. The Committee may revise the goals and the computation of payment at any time to account for unforeseen events which occur during an award period and which have a substantial effect on the performance of the Company, subsidiary or division. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

Restricted Stock Grants. The Committee may also award shares under a restricted stock grant. The grant would set forth a restriction period during which the grantee must remain in the employ of the Company in order to retain the shares under grant. If the grantee’s employment terminates during the period, the grant would terminate and the grantee would be required to return the shares to the Company. However, the Committee may provide complete or partial exceptions to this requirement as it deems equitable. The grantee could not dispose of the shares prior to the expiration of the restricted period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends if paid. Each certificate would bear a legend giving notice of the restrictions in the grant.

Restricted Stock Units and Other Share-Based Awards. The Committee also may grant shares of Common Stock or a right representing a number of shares including restricted stock units or phantom stock (collectively “Share Awards”) on the terms and conditions it determines in its discretion. Share Awards may be in addition to, or in lieu of, cash or other compensation due the grantee. Restricted stock, performance share awards, restricted stock units and other Share Awards may not exceed, in the aggregate, 5.4 million shares of Common Stock over the life of the Plan.

Federal Income Tax Consequences

Following is an explanation of the federal income tax consequences for grantees.

Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or a deduction for the Company.

The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

The exercise of an incentive stock option would not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

SARs and Performance Share Awards. The grant of a SAR or a performance share award would not result in income for the grantee or a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a performance share award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

Restricted Stock Grants. The grant of restricted stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Dividends paid, if any, to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

Share Awards. If Share Awards are in the nature of shares of Common Stock (as opposed to phantom stock), they generally would be taxable as ordinary income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. If in the form of restricted stock units or phantom stock, Share Awards generally would be taxable as ordinary income equal to the aggregate of their fair market value when convertible to cash or shares that are not subject to a substantial risk of forfeiture. Such awards are permitted to be deferred beyond their vesting date pursuant to a program that satisfies the requirements of Section 409A of the Internal Revenue Code. FICA taxes are due upon the vesting date, even if the Awards are deferred. In all events, the Company would be entitled to a deduction for the amount included in the grantee’s income.

Incorporation by Reference

The foregoing is only a summary of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Other Information

The Plan will terminate on December 30, 2012, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders. The Board may amend the Plan as it deems advisable but, if the Securities Exchange Act of 1934 requires the Company to obtain shareholder approval, then such approval will be sought. Unless approved by shareholders or as specifically otherwise required by the Plan (for example, in the case of a stock split), no adjustments or reduction of the exercise price of any outstanding incentive may be made in the event of a decline in stock price, either by reducing the exercise price of outstanding incentives or by canceling outstanding incentives in connection with re-granting incentives at a lower price to the same individual. Options are not assignable or transferable except for limited circumstances upon a grantee’s death, or pursuant to rules that may be adopted by the Committee. The Committee has established rules and procedures to permit a grantee to defer recognition of income or gain for certain incentives under the Plan.

New Plan Benefits

Employees who will participate in the Plan in the future and the amounts of their awards are discretionary and are therefore not determinable at this time. During 2005, awards with respect to 4,197,325 shares were or are expected to be made as follows:

Name and position	Number of Options*	Number of RSUs*
David B. Snow, Jr. Chairman, President and Chief Executive Officer	192,600	52,600

Kenneth O. Klepper Executive Vice President and Chief Operating Officer	49,700	20,300

Timothy C. Wentworth Group President, National Accounts	27,485	11,225

Bryan D. Birch Group President, Systemed	35,500	14,500

JoAnn A. Reed Senior Vice President, Finance and Chief Financial Officer	24,850	10,150

John L. Cassis Director Nominee	8,000	2,000

Michael Goldstein Director Nominee	8,000	2,000

Blenda J. Wilson Director Nominee	8,000	2,000

All Executive Officers as a group	523,255	187,655

All Non-Executive Directors as a group (including nominees)	72,000	22,000

All Non-Executive Officers as a group	2,031,550	921,955

*	This table reflects the annual awards made to employees on February 25, 2005, an initial grant for a Director upon joining the Board on February 2, 2005, and the annual grant for non-employee directors to be made on May 31, 2005.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the 2002 Stock Incentive Plan.

Proposal 4. Approval of the 2003 Employee Stock Purchase Plan

In connection with the Company’s spin-off from Merck & Co., Inc., the Company adopted the 2003 Employee Stock Purchase Plan. The Purchase Plan replaced the 2001 Employee Stock Purchase Plan (to purchase shares of Merck) that terminated on June 27, 2003 in anticipation of the spin-off. The Purchase Plan was approved by Merck as sole shareholder on July 28, 2003. The Purchase Plan was amended by the Board of Directors on October 20, 2004 to extend the term of the Purchase Plan through December 2010, or any time earlier if all of the shares under the Purchase Plan have been sold. No other changes have been made to the Purchase Plan since it was originally adopted. Shareholders are requested in this Proposal to approve the Purchase Plan. If the Purchase Plan is not approved, it will terminate immediately.

The Purchase Plan provides a means for employees earning less than $120,000 to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of our Common Stock. All employees participating in the Purchase Plan have equal rights and privileges. The Board of Directors believes that the Purchase Plan encourages our employees to acquire a proprietary interest in the Company’s long-term performance and thereby provide an incentive for employees to contribute to the success of the Company.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The material features of the Purchase Plan are outlined below:

Purpose

The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with added incentive to continue in the employment of such companies and to encourage increased efforts to promote the best interests of such companies by permitting those employees to purchase shares of the Company’s Common Stock at a discount. The Board believes this Purchase Plan will encourage employees to participate in the growth of the Company by providing an opportunity to acquire a proprietary interest in the Company’s long-term success. Approximately 11,900 employees are eligible to participate in the Purchase Plan. Only employees earning less than $120,000 per year having at least six (6) months of employment are eligible to participate. The Purchase Plan is administered by the Company’s Employee Benefits Committee.

Stock Subject to Purchase Plan

Initially, 750,000 shares of Common Stock were reserved for issuance under the Purchase Plan. As of March 10, 2005, there were 462,492 shares that remained available for purchase under the Purchase Plan and 287,508 shares had been purchased. The number of shares available under the Purchase Plan will be subject to adjustment as described below in the paragraph entitled “Adjustment Provisions.” If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the Purchase Plan.

Participation in the Plan

The Purchase Plan is implemented by quarterly offerings of rights to all eligible employees. For a participant to purchase shares during an offering, the participant must authorize payroll deductions of up to a maximum of 10% of such employee’s base pay. Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Purchase Price

The purchase price per share at which shares of stock are sold in an offering under the Purchase Plan is 85% of the fair market value of a share of our Common Stock on the applicable offering termination date. As of March 10, 2005, the fair market value of our Common Stock was $47.10.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the period of the offering. A participant may reduce or terminate his or her payroll deductions once during any offering period. A participant may increase his or her participation percentage, but such increase will take effect as of the beginning of the next offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan by book entry and after the purchases are made the shares are deposited with the third-party Purchase Plan administrator we have retained.

Purchase of Stock

By authorizing payroll deductions during the period, the employee is entitled to purchase shares under the Purchase Plan. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the remaining shares available under the Purchase Plan, the Administration will make a pro rata allocation of available shares in a uniform and equitable manner. In addition, no employee may purchase more than $25,000 worth of such stock, determined by using the fair market value of the shares at the time such rights are granted, under all of our employee stock purchase plans in any calendar year. Finally, no employee may participate in an offering if immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company, including any stock which such employee may purchase under all outstanding rights and options.

Termination

Each participant may withdraw from a given offering by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the 10th day of the last month of the offering. Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions during that offering period without interest and such employee’s interest in the offering will be automatically terminated.

However, an employee’s withdrawal from an offering will not have any effect upon such employee’s ability to participate in other offerings under the Purchase Plan. Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment with the Company or its subsidiaries for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Adjustment Provisions

If any change is made in the shares of our Common Stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan, without receipt of consideration by the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Purchase Plan and outstanding rights will be appropriately adjusted in the types, classes and maximum number of shares subject to the Purchase Plan and the types, classes and number of shares and price per share of stock subject to outstanding rights.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will automatically terminate on the date on which the shares available under the Purchase Plan, as adjusted from time to time, are exhausted or, if later, at the end of the purchase period in December 2010. The Board may amend the Purchase Plan at any time. To the extent determined necessary and desirable by the Board, amendments to the Purchase Plan will be submitted to the shareholders for approval.

Incorporation by Reference

The foregoing is only a summary of the Purchase Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

Federal Income Tax Information

Following is an explanation of the federal income tax consequences for participants in the Purchase Plan.

A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. In addition, the excess of the fair market value of the stock on the purchase date over the purchase price is also taxed as if it were actually received. The participant’s basis in the stock is the fair market value on the purchase date.

There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

The foregoing is only a summary of the effect of federal income taxation upon employees and the Company with respect to the purchase plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

New Plan Benefits

Since the benefit to be received by each participant under the Purchase Plan is determined by his or her elections, the future benefit that any participant may receive is not determinable.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the 2003 Employee Stock Purchase Plan.

Proposal 5. Approval of the Executive Incentive Compensation Plan

On February 2, 2005, the Board of Directors approved the Executive Incentive Compensation Plan (“Incentive Plan”). Shareholders are requested in this Proposal to approve the Incentive Plan in order to enable full deductibility for U.S. federal income tax purposes of certain payments that may be made under the Incentive Plan. The Board of Directors believes that the Incentive Plan benefits shareholders by linking a portion of executive compensation to performance and by enabling amounts paid pursuant to the Incentive Plan to be fully deductible. In the absence of shareholder approval of this Incentive Plan, the Incentive Plan (and any awards made pursuant to the Incentive Plan prior to such approval) shall be null and void.

The material features of the Incentive Plan are outlined below:

General

The Incentive Plan is designed to provide annual incentives to certain executive officers of the Company for contributing to the success and growth of the Company and to assist in attracting, motivating and retaining key employees on a competitive basis. Under the Incentive Plan, all executive officers (14 persons) will be eligible to receive annual cash awards for a year based on the achievement of established performance objectives determined by the Compensation Committee before or during the first three months of that year.

Section 162(m)

The Incentive Plan is intended to provide performance-based compensation so as to be eligible for compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), if the conditions of that Section are satisfied. Section 162(m) denies a deduction for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation’s taxable year (“covered employees”): the chief executive officer, and the four other most highly compensated executive officers for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the shareholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by “outside directors”. Accordingly, if the conditions of Section 162(m) relating to performance-based compensation and the other conditions of the section are satisfied, compensation paid to covered employees will not be subject to the deduction limit of Section 162(m).

Operation of the Incentive Plan

The Compensation Committee of the Board of Directors will administer the Incentive Plan and has full power to construe, interpret and administer the Incentive Plan. The Incentive Plan will be administered in twelve-month performance cycles coinciding with each fiscal year of the Company. No later than 90 days following the commencement of each fiscal year, the Committee shall determine and communicate in writing to the participants in the Incentive Plan for that fiscal year the performance goals, performance goal levels, maximum incentive awards for goal levels and target incentive awards that will be used by the Committee to determine the amount of such participant’s award for the applicable fiscal year. The performance goals for each fiscal year may include any one or a combination of the following: earnings per share; net new sales; client satisfaction; member satisfaction; revenue growth; corporate earnings; return on assets; return on equity; return on invested capital; profits; cash flow; market value added; economic value added; or earnings before interest, taxes, depreciation and amortization.

Performance goal levels will be expressed in terms of the level of achievement attained with respect to each performance goal, and may include a threshold level of performance below which no award will be earned, levels of performance at which an award will be partially earned, a level of performance at which an award will be fully earned (target) and a level of performance at which a maximum award may be earned.

Permissible Adjustments

At the time the performance goal levels are determined for a fiscal year, or at any time prior to the final determination of awards in respect of that fiscal year, the Committee may, to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, adjust the performance goal levels to reflect the impact of specified corporate transactions (such as a stock-split or stock dividend), special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events. In addition, the Committee retains the sole discretion to decrease, but not increase, the amount of any award that would otherwise be payable pursuant to the terms of the Incentive Plan.

Payment of Awards

The Committee will determine the amount of each participant’s award based on the performance goal levels achieved and the participant’s target and maximum award. The Committee shall certify in writing that the applicable performance goal levels have been achieved to justify the award. The award will be paid in a single lump sum cash payment following such certification of the Committee and generally by March 15th of the following year.

Amendment and Termination of the Plan

The Incentive Plan will terminate on March 31, 2010. Prior to such time, the Committee may at any time terminate or amend (in whole or in part) this Incentive Plan as long as no such termination or amendment adversely affects any participant’s rights to or interest in an award earned prior to the date of the amendment or termination without such participant’s consent. In addition, no amendment that requires shareholder approval for the Incentive Plan to comply with Section 162(m) will be effective unless shareholder approval is obtained.

Maximum Award

The maximum award any participant in the Incentive Plan may receive for any fiscal year is $5,000,000.

Incorporation by Reference

The foregoing is only a summary of the Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix C.

New Plan Benefits

The benefits to be received, if any, under the Incentive Plan will depend upon the achievement of performance goals and the extent, if any, to which the Committee in its discretion, reduces benefits payable under the Incentive Plan. Amounts received in respect of fiscal year 2004 under the predecessor to the Incentive Plan is set forth below.

Name and position	Dollar Value ($)
David B. Snow, Jr. Chairman, President and Chief Executive Officer	950,000

Kenneth O. Klepper Executive Vice President and Chief Operating Officer	370,000

Timothy C. Wentworth Group President, National Accounts	340,000

Bryan D. Birch Group President, Systemed	325,000

JoAnn A. Reed Senior Vice President, Finance and Chief Financial Officer	225,000

All eligible officers as a group (14 persons)	3,787,000

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the Executive Incentive Compensation Plan.

Other Matters

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Company’s outstanding Common Stock as of March 10, 2005, by:

•	each of the Company’s directors and nominees for director;

•	each of the Company’s executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement;

•	each of the Company’s directors and executive officers as a group; and

•	each person or group of affiliated persons whom the Company knows to beneficially own more than five percent of our Common Stock.

The following table gives effect to the shares of Common Stock issuable within 60 days of March 10, 2005 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 under the U.S. Securities Exchange Act of 1934 and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the tables directly own the shares and have sole voting and sole investment power with respect to all shares beneficially owned. Unless otherwise indicated, the address for those listed below is c/o Medco Health Solutions, Inc., 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417.

Name	Position Held	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding (1)
Howard W. Barker (2)	Director	17,012	*

John L. Cassis (3)	Director	19,000	*

Michael Goldstein (4)	Director	19,000	*

Lawrence S. Lewin (5)	Director	16,828	*

Charles M. Lillis (6)	Director	500	*

Edward H. Shortliffe (7)	Director	16,000	*

Brian L. Strom (8)	Director	16,000	*

Blenda J. Wilson (9)	Director	16,000	*

David B. Snow, Jr. (10)	Chairman, President & Chief Executive Officer	79,366	*

Kenneth O. Klepper (11)	Executive Vice President, Chief Operating Officer	59,999	*

Timothy C. Wentworth (12)	Group President, National Accounts	175,313	*

Bryan Birch (13)	Group President, Systemed	60,000	*

JoAnn A. Reed (14)	Senior Vice President, Finance and Chief Financial Officer	181,263	*

All Directors and Executive Officers as a group		1,666,388	*

(*)	Represents less than 1% of outstanding shares of common stock.

(1)	The number of shares of common stock outstanding as of March 10, 2005 was 276,543,084.
(2)	Mr. Barker’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement, and 1,012 shares owned outright.
(3)	Mr. Cassis’ beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement, and 3,000 shares owned outright.
(4)	Mr. Goldstein’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement, and 3,000 shares owned outright.
(5)	Mr. Lewin’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement, 578 shares owned outright and 250 shares owned by his spouse. Mr. Lewin disclaims beneficial ownership of the shares owned by his spouse.
(6)	Mr. Lillis’ beneficially owned stock reflects 500 shares owned outright.
(7)	Dr. Shortliffe’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, and 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement.
(8)	Dr. Strom’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, and 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement.
(9)	Dr. Wilson’s beneficially owned stock includes 6,000 RSU’s fully vested but deferred until retirement, 8,000 options that will fully vest within 60 days, and 2,000 RSU’s that will fully vest within 60 days but will be deferred until retirement.
(10)	Mr. Snow’s beneficially owned stock reflects 79,366 options that are currently exercisable.
(11)	Mr. Klepper’s beneficially owned stock reflects 59,999 options that are currently exercisable.
(12)	Mr. Wentworth’s beneficially owned stock reflects 175,313 options that are currently exercisable.
(13)	Mr. Birch’s beneficially owned stock reflects 60,000 options that are currently exercisable.
(14)	Ms. Reed’s beneficially owned stock includes 172,763 options that are currently exercisable, 327 shares held in the Company’s 401(k) Plan, and 8,173 shares owned outright.

Beneficial Owners of More than Five Percent

Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding
Wellington Management Company LLP(1) 75 State Street Boston, Massachusetts 02109	19,319,614	7.09%

AXA Financial, Inc.(2) 1290 Avenue of the Americas New York, New York 10104	22,887,482	8.40%

(1)	Beneficial ownership information was obtained from the Schedule 13G filed by Wellington Management Company, LLP and its affiliate Wellington Trust Company (the “Wellington Entities”) on February 14, 2005. With respect to the 19,319,614 shares beneficially owned, the Wellington Entities have sole voting power over none of the shares, shared voting power as to 12,681,994 shares, sole dispositive power over none of the shares and shared dispositive power as to 19,319,614 shares.
(2)	Beneficial ownership information was obtained from the Schedule 13G filed by AXA Financial, Inc. on February 14, 2005. The Schedule 13G is a joint filing among Alliance Capital Management L.P., AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA (the “AXA Entities”). With respect to the 22,887,482 shares beneficially owned, the AXA Entities have sole voting power as to 11,163,580 shares, shared voting power as to 3,217,590 shares, sole dispositive power as to 22,881,767 shares and shared dispositive power as to 5,715 shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information Concerning Executive Officers Who Are Not Directors

The executive officers of the Company, and their ages and positions as of the date hereof are as follows:

Bryan D. Birch, 39, has served as Group President, Systemed, since January 2004. Mr. Birch joined the Company in July 2003 as President of Systemed, L.L.C. and since that time has been responsible for sales, account management, marketing, and clinical and pricing areas as they relate to the Company’s mid-size clients and third-party administrators. Mr. Birch served as Senior Vice President, Chief Sales Officer of WellChoice, Inc. (formerly known as Empire BlueCross BlueShield) from June 2000 through June 2003. From January 1999 to June 2000, Mr. Birch was an Executive Vice President and Founder of iHealth Technologies, a claims editing company. From June 1995 to January 1999, Mr. Birch was the Chief Executive Officer of Oxford Health Plans’ Connecticut Division. From August 1992 to July 1995, Mr. Birch was the Corporate Director of Medical Delivery for Oxford Health Plans, responsible for all contracting initiatives.

John P. Driscoll, 45, has served as Senior Vice President, Product and Business Development since joining the Company in June 2003. Mr. Driscoll came to the Company from Oak Investment Partners, a venture capital firm, where he served as an advisor on health care investments from January 2002 through May 2003. Mr. Driscoll held the position of Executive Vice President of Walker Digital from January 2000 to December 2001. Mr. Driscoll served in a number of senior positions at Oxford Health Plans from 1991 through 1999, including, most recently, as its Corporate Vice President, Government Programs. Mr. Driscoll is responsible for product and business development, clinical product management, health management, retail and pharmacy network management, health care operations, and project planning and development.

Robert S. Epstein, M.D., M.S., 49, has served as the Company’s Senior Vice President, Medical Affairs and Chief Medical Officer since 1997. Dr. Epstein is responsible for formulary development, clinical guidelines, drug information services and accreditation oversight. He is also responsible for developing automated clinical informatics tools and for reporting and analysis on behalf of our clients. Dr. Epstein joined the Company in 1995 as Vice President of Outcomes Research.

Brian T. Griffin, 46, has served as the Company’s Group President, Health Plans since January 2004. From January 1999 through December 2003 he served as Senior Vice President, Sales and was responsible for sales organization on a national basis. From November 1995 to December 1998, Mr. Griffin led the insurance carrier customer group and was responsible for sales within the insurance carrier Blue Cross/Blue Shield and third-party benefit plan administrators markets. Mr. Griffin joined the Company in 1988.

Kenneth O. Klepper, 51, has served as Executive Vice President, Chief Operating Officer since joining the Company in June 2003. Mr. Klepper came to the Company from WellChoice, Inc. (formerly known as Empire BlueCross BlueShield) where he held the position of Senior Vice President, Process Champion from March 1995 to August 1999, and then held the position of Senior Vice President for Systems, Technology and Infrastructure from August 1999 to April 2003. Mr. Klepper is responsible for information technology, customer service, pharmacy operations, facilities management, specialty pharmacy and change management.

David S. Machlowitz, 51, has served as Senior Vice President and General Counsel since May 2000, and is responsible for overseeing the Company’s legal affairs. Mr. Machlowitz was appointed as Secretary in April 2002. Additionally, Mr. Machlowitz’s responsibilities include Government Affairs, Public Affairs, Privacy and Regulatory Compliance. Mr. Machlowitz joined the Company from Siemens Corporation, a diversified health care, information and electronics technology conglomerate, where he served as Deputy General Counsel from October 1999 to May 2000. Previously, he served as General Counsel and Corporate Secretary of Siemens Medical Systems Inc. from April 1992 to October 1998 and as Associate General Counsel of Siemens Corporation from October 1, 1994 to October 1999.

Arthur H. Nardin, 45, has served as the Company’s Senior Vice President, Pharmaceutical Contracting since January 1999. Mr. Nardin is responsible for negotiating contracts with pharmaceutical manufacturers, drug purchasing analysis and consulting with clients on formulary drug lists and plan design. From November 1995 to December 1998, Mr. Nardin served as the Company’s Vice President, Special Drug Purchasing and Analysis. Mr. Nardin joined the Company in June 1988 as Manager of Financial Analysis.

Karin Princivalle, 48, has served as Senior Vice President, Human Resources since joining the Company in May 2001, and is responsible for company-wide human resource activities. Ms. Princivalle joined the Company from TradeOut.com, an online business-to-business marketplace, where she served as Vice President for Human Resources from February 2000 to May 2001. Previously, she served as the Vice President of Human Resources for Citigroup’s North American bankcards business from May 1998 to August 2000 and Vice President of Human Resources for Citigroup’s Consumer Businesses in Central/Eastern Europe, Middle East, Africa and Asia from March 1997 to May 1998.

JoAnn A. Reed, 49, has served as Senior Vice President, Finance since 1992, and Chief Financial Officer since 1996. Ms. Reed is responsible for all financial activities, including accounting, reporting, treasury, tax, planning, analysis, procurement and financial evaluation. Ms. Reed joined the Company in 1988, initially serving as Director of Financial Planning and Analysis and later as Vice President/Controller for the Company’s former subsidiary, PAID Prescriptions, L.L.C.

Richard J. Rubino, 47, has served as Senior Vice President and Controller since April 2005, and is responsible for accounting and financial reporting, financial systems, and client and pharmaceutical manufacturer accounts receivable. Mr. Rubino joined the Company in May 1993. In July 1995, Mr. Rubino assumed the role of Vice President, Planning with responsibility for financial, business, and strategic planning. He became the Vice President and Controller in June 1998, with responsibility for accounting and financial reporting.

Jack A. Smith, 57, has served as Senior Vice President, Chief Marketing Officer since joining the Company in June 2003. Mr. Smith served as the Senior Vice President, Chief Marketing Officer for WellChoice, Inc. (formerly known as Empire BlueCross BlueShield) from August 1999 to November 2002, and was the Senior Vice President, Marketing Director for RR Donnelley & Sons from June 1997 to July 1999. Mr. Smith worked as a consultant for the Gartner Group, an information and consulting company, during 2003 prior to joining the Company. He has also held marketing positions at The Readers Digest Association, Inc., Nestle Foods and Unilever. Mr. Smith is responsible for marketing communications and branding, member services, home delivery programs, plan administration and physician strategy.

Glenn C. Taylor, 53, has served as Group President, Key Accounts since January 2004. From April 2002 through December 2003, he served as Senior Vice President, Account Management. Mr. Taylor served as President of the Company’s UnitedHealth Group Division from February 1999 to April 2002. From April 1997 to January 1999, Mr. Taylor held positions with Merck as Regional Vice President of the Southeast and Central business groups. From May 1993 to March 1997, Mr. Taylor was the Company’s Senior Vice President of Sales and Account Management. Mr. Taylor joined the Company in May 1993 as a result of our acquisition of FlexRx, Inc. a pharmacy benefit manager in Pittsburgh, Pennsylvania, where Mr. Taylor was President.

Timothy C. Wentworth, 44, has served as the Company’s Group President, National Accounts since January 2004. From April 2002 through December 2003, he served as Executive Vice President, Client Strategy and Service and was responsible for client relationships and developing and implementing strategies to acquire and renew clients. Mr. Wentworth joined the Company as Senior Vice President, Account Management in December 1998 from Mary Kay, Inc., where he spent five years, serving initially as Senior Vice President of Human Resources and subsequently as President-International.

Summary of Cash and Certain Other Compensation

The following table sets forth all compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the 2004 Fiscal Year was in excess of $100,000. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 2004 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary ($)			Bonus ($)		Other Annual Compensation ($)	Restricted Stock Awards ($) (1)	Securities Underlying Options/SARs (#)	All Other Compensation ($) (2)
David B. Snow, Jr.(3) Chairman, President and Chief Executive Officer	2004 2003 2002	$ $	947,692 600,000 —		$ $	950,000 800,000 —	— — —	$2,489,720 —	238,100 317,100 —	9,225 29,154 —

Kenneth O. Klepper(4) Executive Vice President, Chief Operating Officer	2004 2003 2002		460,000 238,846 —			370,000 161,000 —	— — —	— 670,000 —	180,000 100,000 —	9,225 — —

Timothy C. Wentworth Group President, National Accounts	2004 2003 2002		397,281 408,095 369,464	(5)		340,000 190,000 185,000	— — 88,750	— 474,360 —	52,000 307,200 97,980	9,225 9,000 —

Bryan D. Birch(6) Group President, Systemed	2004 2003 2002		380,000 182,692 —			325,000 209,000 —	— — —	— — —	130,000 90,000 —	9,225 212,631 —	(7)

JoAnn A. Reed Senior Vice President, Finance and Chief Financial Officer	2004 2003 2002		385,951 368,299 317,307			225,000 195,000 190,000	— — —	— 383,240 —	68,000 317,500 90,096	9,225 9,000 9,000

(1)	The aggregate holdings and market value of the restricted stock units held on December 25, 2004 (based on a closing price of $40.25) by the Named Executive Officers other than Mr. Birch listed in this table are: Mr. Snow, 92,900 ($3,739,225); Mr. Klepper, 25,000 ($1,006,250); Mr. Wentworth, 17,700 ($712,425); and Ms. Reed, 14,300 ($575,575).
(2)	Except as specifically noted for Messrs. Snow and Birch, the amounts listed under All Other Compensation represent the employer match under the Company’s 401(k) plan.
(3)	Mr. Snow’s employment with the Company commenced on March 31, 2003. Between March 31, 2003 and June 8, 2003, Mr. Snow held the title of Chief Executive Officer and President. On June 9, 2003, Mr. Snow was appointed Chairman of the Board of Directors. Mr. Snow’s All Other Compensation for 2003 included an employer matching contribution of $4,154 and $25,000 in legal fees incurred in connection with the negotiation of Mr. Snow’s employment agreement.

(4)	Mr. Klepper’s employment with the Company commenced on June 23, 2003.
(5)	The difference in Mr. Wentworth’s salary from 2003 to 2004 is due to the fact that there were 27 pay periods in 2003 and 26 pay periods in 2004.
(6)	Mr. Birch’s employment with the Company commenced on July 7, 2003.
(7)	Mr. Birch’s All Other Compensation for 2003 represents the employer match under the Company’s 401(k) plan of $2,631 and a $210,000 make whole payment when he joined the Company for compensation he forfeited from his previous employer.

Stock Options and Stock Appreciation Rights

The following table sets forth information regarding options granted to the Named Executive Officers during the 2004 Fiscal Year. The Company has never granted any stock appreciation rights.

Option Grants in Fiscal Year 2004

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year (%) (1)	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						5% ($)	10% ($)
David B. Snow, Jr.	238,100	(3)	3.67%	$32.51	2/26/14	$4,868,000	$12,336,600

Kenneth O. Klepper	80,000	(3)	1.23%	32.51	2/26/14	$1,635,600	$4,145,000
	100,000	(4)	1.54%	34.72	4/20/14	$2,183,500	$5,533,500

Timothy C. Wentworth	52,000	(3)	0.80%	32.51	2/26/14	$1,063,200	$2,694,300

Bryan D. Birch	90,000	(3)	1.39%	32.51	2/26/14	$1,840,100	$4,663,100
	40,000	(4)	0.62%	34.72	4/20/14	$873,400	$2,213,400

JoAnn A. Reed	68,000	(3)	1.05%	32.51	2/26/14	$1,390,300	$3,523,300

(1)	Based on 6,481,700 options issued to all Company employees during 2004.
(2)	These amounts, based on assumed appreciation rates of 5% and 10% of the Company’s stock price over the exercise period of the applicable grant, as prescribed by SEC rules, are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
(3)	The options will vest in three equal annual installments beginning on February 27, 2005.
(4)	The options will fully vest on April 21, 2007.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-The-Money Options at Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David B. Snow, Jr.	0	$0	0	555,200	$0	$6,069,837

Kenneth O. Klepper	0	0	33,333	246,667	444,329	2,060,871

Timothy C. Wentworth	0	0	95,320	361,860	1,226,851	4,511,032

Bryan D. Birch	0	0	30,000	190,000	399,900	1,717,600

JoAnn A. Reed	0	0	90,064	385,532	1,160,310	4,738,900

(1)	The value of unexercisable and exercisable in-the-money options, which are options that have a per share exercise price that is less than the fair market value of the Company’s common stock, as of December 25, 2004 was determined by taking the difference between the fair market value of a share of the Company’s common stock on December 25, 2004 ($40.25 per share) and the option exercise price, multiplied by the number of shares underlying the options as of that date.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
2002 Stock Incentive Plan	24,029,710	$28.81	25,766,964
Employee Stock Purchase Plan	46,570	$34.07	462,492

Annual Benefits Payable Under Retirement Plans

The Company maintains two defined benefit retirement plans for employees: the Medco Health Solutions, Inc. Cash Balance Retirement Plan, a tax-qualified plan covering most employees, and the Medco Health Solutions, Inc. Supplemental Retirement Plan, an unfunded plan that covers the more highly paid, non-union employees. The Supplemental Retirement Plan, which was adopted as of January 1, 1998, is intended to provide benefits that the Cash Balance Retirement Plan does not provide because of limitations on those benefits stipulated by the Internal Revenue Code. The Supplemental Retirement Plan is administered in a manner that complies with Section 409A of the Internal Revenue Code, the new rules on deferred compensation. If eligible, an individual participates in both plans, as the Supplemental Retirement Plan does not replace the Cash Balance Retirement Plan.

Mr. Snow and the Named Executive Officers participate in the Medco Health Cash Balance Retirement Plan and the Medco Health Supplemental Employee Retirement Plan. A participant’s retirement income is determined in accordance with the following formula: for each calendar year, a participant’s aggregate accrued benefit under the plans, stated as a lump sum value as of January 1 of the calendar year, is increased by an amount equal to the sum of (1) 3.5% of base pay for years of service one through 10, and 4.5% of base pay thereafter as defined in the Medco Health Cash Balance Retirement Plan and (2) the amount of credited interest calculated for the calendar year. A participant in the plans vests in 20% of the participant’s accrued benefit after the completion of three years of service, with the remainder vesting 20% upon completion of each year of service thereafter.

The estimated annual retirement income payable as a single life annuity commencing at normal retirement age for Mr. Snow and the named executive officers is: $85,116 for Mr. Snow, $34,753 for Mr. Klepper, $68,720 for Mr. Wentworth, $81,655 for Mr. Birch, and $56,016 for Ms. Reed. These estimates were derived on the basis of the following assumptions: employment will continue to age 65; base salary will increase by 3.5% per year; the interest credit rate will be 3.25% per year; and the annuity conversion rate will be 5.0%. The plans do not provide for an offset for Social Security benefits.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company is a party to agreements with its Named Executive Officers (other than Mr. Snow whose employment agreement is described below) and certain other employees. These agreements provide that the covered employees will refrain from competitive activity during and within one or two years after termination of their employment. The competitive activity covered by the agreements includes providing services to the Company’s competitors, soliciting the Company’s employees and customers, and disclosing our confidential information. Under some of these arrangements, none of which apply to the Named Executive Officers, in consideration of these covenants, the covered employees are entitled to receive a cash payment equal to up to one year of base salary and employee benefits for some period up to one year.

In addition, the Company maintains the Executive Severance Plan for the benefit of executive officers (other than Mr. Snow). The Executive Severance Plan provides for a cash payment equal to one year of base salary plus pro rata bonus and payment of up to twelve months of premiums for COBRA continuation coverage in the event of a termination of employment without cause on or before November 30, 2005. Mr. Snow is entitled to severance payment benefits under his employment agreement rather than this plan. See “Employment Agreement with David B. Snow, Jr.”

Employment Agreement with David B. Snow, Jr.

The Company is a party to an employment agreement with David B. Snow, Jr., pursuant to which he has served as the Company’s Chief Executive Officer, President and a member of the Board of Directors since March 31, 2003 and as Chairman since June 9, 2003. The employment agreement will continue in effect until March 31, 2008 unless terminated earlier by the Company or by Mr. Snow as described below.

Pursuant to the agreement, Mr. Snow’s minimum base salary is $800,000 and is subject to periodic review. In 2004, the Compensation Committee approved an increase in Mr. Snow’s salary from $800,000 to $1,000,000. In addition, Mr. Snow is eligible to participate in the Company’s annual incentive bonus plan at a target bonus level equal to 100% of his base salary at the end of the prior calendar year. Mr. Snow will generally be eligible to participate in the employee benefit programs that the Company makes available to its senior executives, and he will also receive perquisites such as financial planning services and an automobile allowance.

The agreement provides that Mr. Snow is entitled to receive annual long-term incentive awards. Mr. Snow received his first annual long-term incentive award in the first quarter of 2004. The award was comprised of options to purchase 238,100 shares of Common Stock and had an aggregate economic value of $4,800,000. The number of shares subject to this initial award will be used as a target in determining the amount of future long-term incentive awards. Mr. Snow received options to purchase 192,600 shares and restricted stock units with respect to 52,600 shares in the first quarter of 2005.

The Company may terminate Mr. Snow’s employment at any time with or without cause, and Mr. Snow may terminate his employment for good reason (as these terms are defined in the agreement). If the Company terminates Mr. Snow’s employment without cause or by reason of disability, or if Mr. Snow terminates his agreement for good reason, Mr. Snow will be entitled to receive, in addition to benefits previously earned, severance in an amount equal to two times, or one time in the case of disability, the sum of his current base salary plus his most recent annual bonus (together with health benefit continuation for 24 months, or 12 months in the case of disability). These severance payments will be paid in 24 equal monthly installments, or 12 equal monthly installments in the case of disability, and are conditioned upon Mr. Snow’s continued compliance with non-competition, non-solicitation, confidentiality and other covenants. Mr. Snow’s options and restricted stock units are also subject to pro-rated vesting. In the event that Mr. Snow’s employment is terminated within one year of a change in control, Mr. Snow will be entitled to receive, in addition to benefits previously earned, severance in a lump sum amount equal to three times the sum of his current base salary plus his most recent annual bonus (together with health benefit continuation for 12 months), and the foregoing severance payment will be subject to a gross-up payment for golden parachute excise taxes. All of the foregoing severance payments are conditioned upon Mr. Snow’s execution of a general release of claims.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors (the “Committee”) is composed of independent, non-employee directors. The Committee’s primary responsibility is to assist the Board in discharging its responsibilities for compensating the Company’s executives. The Committee periodically reviews the effectiveness and competitiveness of the Company’s executive compensation structure with the assistance of its independent consultant. This consultant is engaged by, and reports directly to, the Committee.

Compensation Policies and Programs

The Company’s compensation programs are designed to attract, retain and motivate executives who possess high-caliber skills and talents to achieve business success and drive shareholder value. The programs are designed to be competitive with similarly situated companies that are competitors for executive talent and to focus on both short-and long-term performance as measured by financial results and value creation for stakeholders. Performance measures are designed to support the Company’s business strategies. A significant portion of each executive’s total compensation is tied directly to the financial performance of the Company, stock price appreciation and their individual performance and contributions.

The Compensation Committee reviews the total direct compensation of each executive officer in comparison to the other executive officers and external competitive market data. In addition, during 2004, the Committee implemented a long term equity strategy that is performance-based, retentive, share efficient and aligned with the interests of shareholders. Grants under the new long term strategy will be made in 2005. The Committee will continue to review its compensation practices annually to insure that there continues to be linkage between executive compensation and the creation of shareholder value.

Tax Deductibility Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit. Stock options awarded under the Company’s 2002 Stock Incentive Plan are consistent with the terms of Section 162(m) so that the awards will not be subject to the $1,000,000 limit. However, restricted stock units may result in the payment of nondeductible compensation. In other respects, the Committee generally intends to take actions that may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with the Company’s ability to provide competitive compensation. However, the Committee may recommend nondeductible compensation in circumstances where it is deemed necessary or desirable and consistent with the Committee’s compensation philosophy.

Compensation Components and Practices

The 2004 compensation program consisted of three components: (i) base salary, (ii) annual cash bonus, and (iii) long-term incentives in the form of stock options. The components of compensation for 2004 were set after reviewing competitive compensation levels supplied by nationally known compensation consulting firms which include companies similar in size and scope in the pharmacy benefits, health care and general industry sectors. These represent a broad sample of the industries in which the Company competes for products, services and talent. This includes but is a broader and more diverse set of companies than those included in the peer group index presented in the Performance Graph on page 33. It is the Committee’s practice to target each of these elements to deliver compensation to each executive and all executives as a group at approximately the 50th percentile of competitive compensation practices. In so doing, the Committee considers compensation data ranging between the 50th and 75th percentiles of competitive compensation practices. The Committee also considers the total value of the annual compensation for each executive and all executives as a group.

Base Pay

Base salaries for executive officers are determined with reference to competitive market data for comparable positions in the marketplace and are targeted at the 50th percentile of salaries of similar positions at the benchmark companies. Base salary adjustments are determined based on the executive’s contribution to the Company, experience, expertise and relative position against competitive market rates. Mr. Snow’s salary is set by the Committee consistent with the requirements of his employment agreement. In 2004, the Committee approved an increase in Mr. Snow’s salary from $800,000 to $1,000,000. In approving the increase, the Committee considered the factors previously mentioned along with the quality of his leadership in promoting strategic growth.

Annual Incentives

The executive officers of the Company, including the Named Executive Officers, are eligible each year for an annual cash bonus pursuant to the Company’s Annual Incentive Plan. The Plan establishes a bonus pool based on objective performance measures. For 2004, the measures were cash EPS, net new sales, customer satisfaction and member satisfaction and each measure was assigned a weighting. Bonus funding can exceed target if the goals are exceeded, but total funding is generally capped at 150% of target. The 2004 bonus pool was funded at 95% of target.

Each executive officer was eligible to receive a target bonus from the pool determined on the basis of the individual’s performance against goals established at the beginning of the year. Performance against the target measures for 2004 of both the Company and all executive officers was reviewed and approved by the Committee and the Board prior to payout.

Long-Term Incentives

In 2004, the Committee granted long term incentives in the form of stock options to provide a mechanism to reward executive officers for maximizing shareholder value. Awards are designed to deliver total value targeted between the 50th and 75th percentile of salaries of similar positions at the benchmark companies. Individual awards vary based on the performance of the executive officer and the Committee believes it is appropriate to exceed targets for superior performance. Generally, the Committee grants long term awards annually or at the commencement of employment. However, in 2004 the Committee made a mid-year grant to two Named Executive Officers and an executive officer. In each instance, the award was made to achieve consistent internal pay equity as well as provide market competitive compensation.

Beginning in 2005, the Committee will make greater use of restricted stock units in delivering annual long-term awards. Restricted stock units will assist the Committee in managing share usage under the 2002 Stock Incentive Plan. In addition, they support the share ownership guidelines applicable to the Company’s most senior executives. The ownership requirement for the CEO is five times annual salary; senior officers have share ownership targets ranging from 1.5 – 3 times annual salary. The share ownership guidelines require executives to retain between 75% and 100% of the shares they acquire under the Company’s equity compensation plans (after the payment of any exercise prices and applicable taxes) until the target is attained. Thereafter, the guidelines require executives to retain between 50% and 75% of these shares for six months after acquisition (one year in the case of the CEO). Share ownership guidelines are effective for up to one year after the executive’s employment with the Company terminates.

CEO Compensation

The Committee retained an independent, nationally recognized consulting firm to evaluate competitive compensation levels and make recommendations regarding Mr. Snow’s 2004 compensation. In addition, Mr. Snow’s employment agreement (see “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above), entered into as of March 17, 2003 between Mr. Snow and the Company, establishes minimum parameters for Mr. Snow’s compensation.

Base Salary: Mr. Snow’s base salary was set at $1,000,000 for 2004.

Annual Bonus: Mr. Snow participates in the annual incentive plan with a target bonus of 100% of base salary. The performance of Mr. Snow and the Company against the target measures for 2004 was reviewed and approved by the Committee and the independent members of the Board of Directors prior to payout. Mr. Snow received $950,000 for 2004.

Long-Term Incentives: Pursuant to his employment agreement, Mr. Snow is entitled to receive annual long-term incentive awards. The first annual long-term incentive award was made in the first quarter of 2004 in the form of nonqualified stock options. As required by the agreement, this award provided an aggregate economic value to Mr. Snow of $4,800,000. The number of shares subject to the award will be used as the target to determine the amount of Mr. Snow’s future long-term incentives. The 2004 award was reviewed and approved by the Committee and the independent members of the Board of Directors.

Compensation Committee

John L. Cassis, Chairman

Howard W. Barker, Jr., CPA

Edward H. Shortliffe, M.D., Ph.D.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the Company’s Common Stock with the cumulative total return (including reinvested dividends) of the Standard & Poors Healthcare Index and the Standard & Poor’s 500 Index for the period August 20, 2003 to December 25, 2004. Stock performance over the indicated period should not be considered indicative of future stock performance.(1)

(1)	The graph assumes that $100 was invested in the Company on August 20, 2003, in the Company’s Common Stock and in each index or composite, and that all dividends were reinvested on the date of payment without payment of any commissions. No cash dividends have been declared on the Company’s Common Stock.

AUDIT COMMITTEE REPORT

The Audit Committee has the responsibility to oversee and review the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence and performance of both its internal auditors and its independent registered public accounting firm. We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board and which is posted on the Company’s Investor Relations website under “Corporate Governance.” The Board has determined that each member of the Audit Committee is independent under the standards of independence established under our corporate governance policies and the NYSE listing requirements and are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm performs an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issues a report thereon. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 25, 2004. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, with respect to those financial statements.

The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with representatives of that firm. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, PricewaterhouseCoopers LLP. We periodically received updates on the amount of fees and scope of audit related and non-audit related services provided. All services were provided consistent with applicable rules, policies and procedures and were approved in advance of the service being rendered. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors, in each case without the presence of the Company’s management.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2004.

Audit Committee

Howard W. Barker, Jr., CPA, Chairman

John L. Cassis

Michael Goldstein, CPA

STATEMENT ON CORPORATE GOVERNANCE

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. As part of those efforts, the Company reviews new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the NYSE. The Company implements other corporate governance practices that it believes are in the best interest of the Company and its shareholders. The Company’s corporate governance guidelines, Code of Ethics and the charters for the Audit, Compensation and Corporate Governance and Nominating Committees, are available on our website at www.medco.com. Shareholders may also obtain a copy of these documents by sending a written request to Medco Health Solutions, Inc., 100 Parsons Pond Drive, F1-6, Franklin Lakes, New Jersey 07417, Attention: Investor Relations.

The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s board. Directors are encouraged to obtain the consent of the Chairperson of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other public company boards.

The Board of Directors is composed of one employee director, Mr. Snow, and eight directors whom the Board of Directors has determined are “independent’ within the meaning of the rules of the NYSE. The Board of Directors conducts an annual review of the independence of its members. Responses to questionnaires completed by the directors did not indicate any material relationships (e.g., banking, commercial, consulting, legal, accounting, charitable or familial) which would impair the independence of any of the non-employee directors. The independent directors regularly conduct executive sessions. Mr. Goldstein, as Chairman of the Corporate Governance and Nominating Committee, generally presides at such executive sessions. Each member of the Audit, Compensation and Corporate Governance and Nominating Committees is “independent” within the meaning of the rules of the SEC and NYSE. The charter of each committee is in conformance with the applicable NYSE standards, and each committee periodically reviews its charter, as regulatory developments and business circumstances warrant. Each of the committees may from time to time consider revisions to their respective charters to reflect evolving best practices.

The Audit Committee hires, determines the compensation of, and reviews the scope of services performed by the independent registered public accounting firm. All the Audit Committee members meet NYSE standards for financial literacy. Mr. Barker and Mr. Goldstein have accounting or related financial management expertise, as required by NYSE standards, and are “audit committee financial experts” under SEC rules. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liabilities that are greater than those imposed on such person as an audit committee member in the absence of such designation. Mr. Goldstein is a member of the audit committees of four other public companies. The Company’s Board of Directors has determined that Mr. Goldstein’s service on other audit committees does not impair his ability to serve effectively on the Company’s Audit Committee.

The Company has established a Disclosure Committee comprised of senior managers who are actively involved in the disclosure process to coordinate and oversee the review procedures used each quarter, including at fiscal year end, to prepare periodic reports filed with the SEC.

The Company has adopted a Code of Ethics and requires all employees to adhere to the Code in discharging their work-related responsibilities. The Company has also established a confidential ethics phone line to respond to employees’ questions and reports of ethical concerns. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by the employees of concerns regarding accounting or auditing matters. Shareholders may contact any of the Company’s directors, a committee of the Board, the Board’s non-employee directors as a group, or the Board as a whole by writing to them c/o Corporate Secretary, Medco Health Solutions, Inc., 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417. Communications received in this manner will be handled in accordance with procedures implemented by the Company’s Compliance Department and approved by a majority of the Company’s independent directors.

The Corporate Governance and Nominating Committee identifies, evaluates and recommends director candidates to the Board. The Company seeks highly qualified candidates from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Company selects Board members based upon contributions they can make to the Board and management and their ability to represent the interests of the Company’s shareholders, regardless of gender or race. It is the Company’s policy to encourage directors to participate from time to time in appropriate continuing education programs. Directors are reimbursed in full for all such director education activities.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders. Any shareholder of the Company may recommend a director candidate for consideration by the Corporate Governance and Nominating Committee. A shareholder may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 90 days or more than 120 days before the first anniversary of the date of the previous year’s annual meeting. The written notice must demonstrate that it is being submitted by a shareholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. A shareholder should direct such recommendations to the Corporate Governance and Nominating Committee at the address set forth above.

The Corporate Governance and Nominating Committee will evaluate shareholder recommended candidates in the same manner as other candidates. Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates the director candidate under the criteria described above based on the information received with the recommendation or otherwise possesses, which may be supplemented by additional inquires. The Corporate Governance and Nominating Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate’s background and experience.

The Company’s share ownership guidelines require members of the Board of Directors to own a minimum of 10,000 shares of the Company’s stock within three years of the commencement of Board service and impose a mandatory holding period of twelve months for all profit shares received by such Board members from the Company. Such holding period applies during Board service and for one year after the end of such service.

Directors are expected to attend annual meetings of shareholders, and all of the then current directors attended the 2004 Annual Meeting.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers and persons who hold more than ten percent of the outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which requires them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon a review of (i) the copies of Section 16(a) reports that the Company has received from such persons or entities for transactions in its Common Stock and their Common Stock holdings for the fiscal year ended December 25, 2004 and (ii) the representations received from one or more of such persons or entities that no annual Form 5 reports were required to be filed by them for the fiscal year ended December 25, 2004, the Company believes that, except for one late report, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and beneficial owners of more than ten percent of its Common Stock. Mr. Lewin filed one late report on Form 4 with regard to a single transaction by his spouse.

ANNUAL REPORT

A copy of the Company’s Annual Report to Shareholders for the 2004 Fiscal Year is being mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the 2004 Fiscal Year with the Securities and Exchange Commission on March 1, 2005. Shareholders may obtain a copy of the Company’s 10-K (without exhibits or documents incorporated by reference) or the Annual Report to Shareholders, without charge, by visiting the Investor Relations section of our website at www.medco.com, or by writing to Medco Health Solutions, Inc., 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417, Attention: Investor Relations.

By Order of the Board of Directors,

David S. Machlowitz

Senior Vice President, General Counsel and Secretary

Dated: April 14, 2005

Appendix A

2002 STOCK INCENTIVE PLAN

(As amended May 15, 2003)

1. Purpose

The 2002 Stock Incentive Plan (the “Plan”), effective June 17, 2002 is established to encourage employees of Medco Health Solutions, Inc. (the “Company”), its parent, if any, its subsidiaries, its affiliates and its joint ventures to acquire Common Stock in the Company (“Common Stock”). It is believed that the Plan will serve the interests of the Company and its shareholders because it allows employees to have a greater personal financial interest in the Company through ownership of, or the right to acquire its Common Stock, which in turn will stimulate employees’ efforts on the Company’s behalf, and maintain and strengthen their desire to remain with the Company. It is believed that the Plan will also assist in the recruitment of employees.

2. Administration

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). A Director of the Company may serve on the Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”). The Committee shall be responsible for the administration of the Plan including, without limitation, determining which Eligible Persons receive Incentives, the types of Incentives they receive under the Plan, the number of shares covered by Incentives granted under the Plan, and the other terms and conditions of such Incentives. Determinations by the Committee under the Plan including, without limitation, determinations of the Eligible Persons, the form, amount and timing of Incentives, the terms and provisions of Incentives and the writings evidencing Incentives, need not be uniform and may be made selectively among Eligible Persons who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Persons are similarly situated.

The Committee shall have the responsibility of construing and interpreting the Plan, including the right to construe disputed or doubtful Plan provisions, and of establishing, amending and construing such rules and regulations as it may deem necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be final, binding and conclusive upon the Company, all Eligible Persons and any person claiming under or through any Eligible Person.

The Committee may delegate any or all of its power and authority hereunder to the Chief Executive Officer or President and such other officers as the Committee deems appropriate; provided, however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act and that no such delegation shall be made in the case of Incentives intended to be qualified under Section 162(m) of the Code.

For the purpose of this section and all subsequent sections, the Plan shall be deemed to include this Plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one Plan governed by the terms set forth herein.

Until such time as the Compensation Committee of the Board consists of “Non-Employee Directors” and “outside directors” as provided herein, the Plan shall be administered by the full Board of Directors of the Company. Any Incentives granted prior to (but including those that are effective as of) the earlier of initial public offering of the Company’s stock and the date of the Company’s full separation from Merck & Co., Inc. shall be subject to approval of the full Board and the further approval of the Compensation and Benefits Committee of the Board of Directors of Merck & Co., Inc.

3. Eligibility

(a) Employees. Any person employed by the Company, its parent, if any, or its subsidiaries, its affiliates and its joint ventures, including officers, whether or not directors of the Company, and employees of a joint venture partner or affiliate of the Company who provide services to the joint venture with such partner or affiliate (each such person, an “Employee”), shall be eligible to participate in the Plan if designated by the Committee (“Eligible Persons”).

(b) Non-employees. The term “Employee” shall not include a non-employee director or a person hired as an independent contractor, leased employee or consultant, provided, however, that the Committee may determine that any such person is eligible to receive Incentives under the Plan (and, if such a determination is made as to any such person, such person shall be an Eligible Person under the Plan). Such person shall not participate in this Plan except to the extent that the Committee so determines, even if such person is subsequently determined to be an “employee” by any governmental or judicial authority.

(c) No Right to Continued Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company, its parent, its subsidiaries, its affiliates or its joint ventures to terminate the employment of any participant at any time, nor confer upon any participant the right to continue in the employ of the Company, its parent, its subsidiaries, its affiliates or its joint ventures. No Eligible Person shall have a right to receive an Incentive or any other benefit under this Plan or having been granted an Incentive or other benefit, to receive any additional Incentive or other benefit. Neither the award of an Incentive nor any benefits arising under such Incentives shall constitute an employment contract with the Company, its parent, its subsidiaries, its affiliates or its joint ventures, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company, its parent, its subsidiaries, its affiliates or its joint ventures for severance. Except as may be otherwise specifically stated in any other employee benefit plan, policy or program, neither any Incentive under this Plan nor any amount realized from any such Incentive shall be treated as compensation for any purposes of calculating an employee’s benefit under any such plan, policy or program.

4. Term of the Plan

This Plan shall be effective as of the date of its adoption by the Board of Directors of the Company, subject to the approval of the Plan by the affirmative vote of the shareholders of the Company entitled to vote thereon at the time of such approval. Such approval by the shareholders shall occur within 12 months of the adoption of the Plan by the Board of Directors. No Incentive shall be granted under the Plan after December 31, 2012, but the term and exercise of Incentives granted theretofore may extend beyond that date.

5. Incentives

(a) Types of Incentives. Incentives under the Plan may be granted in any one or a combination of (i) Incentive Stock Options; (ii) Nonqualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Grants, (v) Performance Shares, (vi) Share Awards and (vii) Phantom Stock Awards (Incentive Stock

Options and Nonqualified Stock Options shall be referred to collectively as “Stock Options” and together with Restricted Stock Grants, Performance Shares, Share Awards and Phantom Stock Awards shall be referred to collectively as “Incentives”). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee.

(b) No Repricing. Except as otherwise provided in Section 6(c), in no event will the Committee decrease the option price of a Stock Option or Stock Appreciation Right after the date of grant or cancel outstanding Stock Options or Stock Appreciation Rights and grant replacement Stock Options or Stock Appreciation Rights with a lower option price than that of the replaced Stock Options or Stock Appreciation Rights or other Incentives without first obtaining the approval of the holders of a majority of the shares of Common Stock who are present in person or by proxy at a meeting of the Company’s shareholders and entitled to vote.

6. Shares Available for Incentives

(a) Shares Available. Subject to the provisions of Section 6(c), the maximum number of shares of Common Stock of the Company that may be issued under the Plan is fifty-four million (54,000,000); provided, however, no more than ten (10%) percent of the maximum shares available under the Plan may be issued pursuant to Incentives other than Stock Options (as defined herein) and Stock Appreciation Rights. This number includes the shares to be issued under the stock option grants made under the Merck & Co., Inc. 2001 Incentive Stock Plan that will be converted to options for shares of Common Stock of the Company (the “Converted Options”) as of the completion of the “Distribution” as defined in the Master Separation and Distribution Agreement between the Company and Merck & Co., Inc. dated August 12, 2003. Shares under this Plan may be delivered by the Company from its authorized but unissued shares of Common Stock or from issued and reacquired Common Stock held as treasury stock, or both. In no event shall fractional shares of Common Stock be issued under the Plan. In addition to the foregoing, the following shares of Common Stock related to Incentives under this Plan may again be used for the grant of Incentives under the Plan:

(i) Shares related to Incentives paid in cash;

(ii) Shares related to Incentives that expire, are forfeited or cancelled or terminate for any other reason without issuance of shares of Common Stock;

(iii) Shares that are tendered or withheld in payment of all or part of the option price of a Stock Option awarded under this Plan, or in satisfaction of withholding tax obligations arising under this Plan;

(iv) Shares that are reacquired with cash tendered in payment of the option price of a Stock Option awarded under this Plan or with moneys attributable to the tax deduction enjoyed by the Company upon the exercise or disqualifying disposition of Stock Options under this Plan after the date this Plan is approved by shareholders; and

(v) Any shares of Common Stock related to Incentives that are assumed, converted or substituted as a result of the acquisition of another company by the Company or a combination of the Company with another company; provided, however.

(b) Limit on an Individual’s Incentives. In any calendar year, no Eligible Person may receive (i) Incentives covering more than two million (2,000,000) shares of the Company’s Common Stock (such number of shares shall be adjusted in accordance with Section 6(c)), or (ii) any Incentive if such person owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code, or (iii) any Incentive Stock Option, as defined in Section 422 of the Code, which would result in such person receiving a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

(c) Adjustment of Shares. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Committee, the Committee shall make such adjustments, if any, as it may deem appropriate in (i) the number and kind of shares authorized for issuance under the Plan, (ii) the number and kind of shares subject to outstanding Incentives, (iii) the option price of Stock Options and (iv) the fair market value of Stock Appreciation Rights, provided that fractions of a share will be rounded down to the nearest whole share (other than for Incentive Stock Options). Any such determination shall be final, binding and conclusive on all parties.

7. Stock Options

The Committee may grant options qualifying as Incentive Stock Options as defined in Section 422 of the Code, and options other than Incentive Stock Options (“Nonqualified Options”) (collectively “Stock Options”). Such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Stock Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee. Unless the Committee determines otherwise, “fair market value” shall mean the average (mean) of the highest and lowest sales prices of a share of Common Stock, as reported on the New York Stock Exchange (or any other reporting system selected by the Committee, in its sole discretion) on the date as of which the determination is being made or, if no sale of shares of Common Stock is reported on this date, on the next preceding day on which there were sales of shares of Common Stock reported.

(b) Period of Stock Option. The period of each Stock Option shall be fixed by the Committee, provided that the period for all Stock Options shall not exceed ten (10) years from the grant, provided further, however, that, in the event of the death of an Optionee prior to the expiration of a Non-Qualified Stock Option, such Non-Qualified Stock Option may, if the Committee so determines, be exercisable for up to eleven years from the date of the grant. The Committee may, subsequent to the granting of any Stock Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

(c) Exercise of Stock Option and Payment Therefore. No shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in shares of Common Stock or a combination of cash and shares of Common Stock. If the Committee approves the use of shares of Common Stock as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise a Stock Option. Stock Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Stock Options. The Committee may establish rules and procedures to permit an optionholder to defer recognition of gain upon the exercise of a Stock Option.

(d) First Exercisable Date. The Committee shall determine how and when shares covered by a Stock Option may be purchased. The Committee may establish waiting periods, the dates on which Stock Options become exercisable or “vested” and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Stock Option or portion thereof.

(e) Termination of Employment. Unless determined otherwise by the Committee, upon the termination of a Stock Option grantee’s employment (for any reason other than gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Stock Option. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(f) Termination Due to Misconduct. If a Stock Option grantee’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon the date of such termination.

(g) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, an Eligible Person may not receive a grant of Incentive Stock Options for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the Incentive Stock Option is granted, that would be exercisable for the first time by such person during any calendar year.

8. Stock Appreciation Rights

The Committee may, in its discretion, grant a right to receive the appreciation in the fair market value of shares of Common Stock (“Stock Appreciation Right”) either singly or in combination with an underlying Stock Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, it may be granted at the time of the Stock Option grant or at any time thereafter but prior to the expiration of the Stock Option grant. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, at the time the Stock Appreciation Right is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Stock Option. In no event shall the exercise period for a Stock Appreciation Right granted with respect to an underlying Stock Option exceed the exercise period for such Stock Option. If a Stock Appreciation Right is granted without an underlying Stock Option, the period for exercise of the Stock Appreciation Right shall be set by the Committee.

(b) Value of Stock Appreciation Right. If a Stock Appreciation Right is granted with respect to an underlying Stock Option, the grantee will be entitled to surrender the Stock Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company in accordance with exercise procedures established by the Company over the Stock Option price multiplied by the number of shares covered by the Stock Option which is surrendered. If a Stock Appreciation Right is granted without an underlying Stock Option, the grantee will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender such Stock Appreciation Right is received by the Company in accordance with exercise procedures established by the Company over the fair market value of the Common Stock on the date of grant multiplied by the number of shares covered by the grant of the Stock Appreciation Right.

(c) Payment of Stock Appreciation Right. Payment of a Stock Appreciation Right shall be in the form of shares of Common Stock, cash or any combination of shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

9. Performance Share Awards

The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or its parent or any subsidiary, division, affiliate or joint venture of the Company selected by the Committee during the Award Period meets certain goals established by the Committee (“Performance Share Awards”). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Award Period”). The Committee shall also establish performance objectives (“Performance Goals”) to be met by the Company, its parent, subsidiary, division, affiliate or joint venture of the Company during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include any one or combination of the following Company measures, as interpreted by the Committee, which (to the extent applicable) will be determined in accordance with GAAP: (i) revenue (or any component of revenue); (ii) gross margin; (iii) net income; (iv) net earnings; (v) earnings per share; (vi) return on equity; (vii) free cash flow; (viii) cash flow per share; (ix) return on invested capital; (x) return on investments; (xi) return on assets; (xii) economic value added (or an equivalent metric, as determined by the Committee); (xiii) share performance; (xiv) total shareowner return; (xv) expenses; (xvi) EBITDA per adjusted prescription; or (xvii) working capital. Performance Measures may be measured before or after taking taxes into consideration, in the discretion of the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives. In determining attainment of Performance Goals, the Committee will exclude unusual or infrequently occurring items, charges for restructurings (employee severance liabilities, asset impairment costs, and exit costs), discontinued operations, extraordinary items and the cumulative effect of changes in accounting treatment, and may determine no later than ninety (90) days after the commencement of any applicable Award Period to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as “Performance Shares.” After the completion of an Award Period, the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Share Award, whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

(c) Revision of Performance Goals. As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, its parent, subsidiary, division, affiliate or joint venture of the Company and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made.

(d) Requirement of Employment. A grantee of a Performance Share Award must remain in the employ of the Company, its parent, subsidiary, affiliate or joint venture until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

10. Restricted Stock Grants

The Committee may award shares of Common Stock to an Eligible Person, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grant”):

(a) Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee (“Restriction Period”) in order to retain the shares under the Restricted Stock Grant. If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable. If the Committee decides to grant Incentives to a non-employee director or to an independent contractor, leased employee or consultant, the Committee shall determine at the time of grant the terms applicable in the event such person’s relationship with the Company is terminated.

(b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

(c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

(e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

(f) Performance Goals. The Committee may designate whether any Restricted Stock Grant is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Restricted Stock Grant designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 9(a)), to the extent required by Section 162(m).

11. Other Share-Based Awards

(a) Share Awards. The Committee may grant an award of shares of common stock (a “Share Award”) to any Eligible Person on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Person or may be in lieu of cash or other compensation to which the Eligible Person is entitled from the Company.

(b) Phantom Stock Awards. The Committee may, in its discretion, grant a right representing a number of hypothetical shares, including hypothetical restricted shares or restricted stock units (a “Phantom Stock Award”), to any Eligible Person on such terms and conditions, including whether payment of such Phantom Stock Award will be in cash or shares, as the Committee may determine in its sole discretion.

12. Transferability

Each Incentive, other than Nonqualified Options, granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by the grantee. Nonqualified Options shall not be transferable or assignable by the recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or pursuant to a domestic relations order within the meaning of Rule 16a-12 under the Exchange Act. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Stock Options (other than Incentive Stock Options) to members of a grantee’s immediate family or to trusts or family partnerships for the benefit of such immediate family members. For this purpose, immediate family member means the grantee’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of a Stock Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

13. Discontinuance or Amendment of the Plan

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the grantees affected, revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the Plan without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation.

14. No Limitation on Compensation

Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

15. No Constraint on Corporate Action

Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Company, its parent, or any subsidiary, affiliate or joint venture to take any action which such entity deems to be necessary or appropriate.

16. Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Eligible Person to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow an Eligible Person to pay the amount of taxes required by law to be withheld from an Incentive by withholding from any payment of Common Stock due as a result of such Incentive, or by permitting the Eligible Person to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

17. Compliance with Section 16

With respect to Eligible Persons subject to Section 16 of the Exchange Act (“Section 16 Officers”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees. To the extent any provision of the Plan or action by the Plan administrators involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Plan administrators.

18. Use of Proceeds

The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

19. Change in Control

The Committee shall have the authority to determine the effect of a Change in Control (as hereinafter defined) on outstanding Incentives.

A “Change in Control” shall mean the occurrence during the term of the Plan, but following the completion of the “Distribution” (as defined in the Master Separation and Distribution Agreement between the Company and Merck & Co., Inc. dated August 12, 2003), of any one of the following events:

(a) An acquisition (other than directly from the Company) of any shares of Common Stock or other voting securities of the Company by any “Person” (for purposes of this Section only, as the term “person” is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of the Company’s then outstanding voting securities entitled to vote for the election of directors (the “Voting Securities”); provided, however, in determining whether a Change in Control has occurred, shares of Common Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined); or

(b) The individuals who, immediately following the Distribution, are members of the Board of Directors of the Company (the “Incumbent Board”), (i) cease for any reason to constitute at least a majority of the members of the Board of Directors of the Company, or (ii) following a Merger (as hereinafter defined), do not constitute at least a majority of the board of directors of (x) the Surviving Corporation (as hereinafter defined), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation (as hereinafter defined); provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company or a direct or indirect subsidiary of the Company or in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean:

(A) the shareholders of the Company immediately before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger, constitute at least a majority of the members of the board of directors of, (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding shares of Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation.

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company’s shareholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares of Common Stock or Voting Securities as a result of the acquisition of shares of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

20. Governing Law

The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

ADDENDUM

TO THE

MEDCO HEALTH SOLUTIONS, INC.

2002 STOCK INCENTIVE PLAN

This addendum is intended to cause the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Plan”) to meet the requirements of a written plan as described in Q&A 21 of Internal Revenue Service Notice 2005-1 with respect to restricted stock units (“Restricted Stock Units’) granted under the Plan. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Plan.

1. Deferrals of Restricted Stock Units Permitted

(a) Receipt of stock or other payment pursuant to the conversion of a Restricted Stock Unit granted under the Plan may be deferred at the election of a grantee beyond the taxable year in which the Restricted Stock Unit vests and becomes non-forfeitable.

(b) This deferral program is intended to meet the requirements of an unfunded “top-hat” plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No grantee shall be permitted to make a deferral election if such grantee’s participation in the deferral program would cause the Plan to fail to be treated as a top-hat plan.

(c) Restricted Stock Units granted to members of the Board of Directors are not affected by this Addendum.

2. Deferral Period

(a) The deferral may be until any of the following:

(i) six months after the date of a grantee’s separation from service,

(ii) the date the participant becomes disabled (within the meaning of Section 409A(a)(2)(C) of Code),

(iii) death,

(iv) a specified date (or pursuant to a fixed schedule),

(v) to the extent provided in regulations, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or

(vi) the occurrence of an unforeseeable emergency (as defined in Section 409A of the Code or the regulations promulgated thereunder).

3. No Acceleration

Acceleration of the deferral period elected by the grantee shall not be permitted, except as provided in regulations promulgated under Section 409A of the Code.

4. Deferral Elections

Deferral elections shall be made in compliance with Section 409A of the Code. In accordance with IRS Notice 2005-1, deferral elections with respect to Restricted Stock Units outstanding but unvested as of March 15, 2005 may be made on or before March 15, 2005. Changes in the time and form of payments with respect to Restricted Stock Units for which an initial deferral is in effect shall be permitted in accordance with Section 409A(a)(4)(C) of the Code, the terms of which shall be incorporated into this Addendum.

Appendix B

Medco Health Solutions, Inc.

2003 Employee Stock Purchase Plan

1. Purpose. The purpose of the 2003 Employee Stock Purchase Plan (the “Plan”) is to provide certain employees of Medco Health Solutions, Inc. (the “Company”) and its Subsidiary Companies (as hereinafter defined in Section 14) with added incentive to continue in the employment of such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the Company’s Common Stock, par value $0.01 per share (the “Stock”), at prices less than the current market price thereof. The Company and its Subsidiary Companies are sometimes hereinafter called collectively the “Participating Companies.”

2. Eligibility. Participation under the Plan shall be open to all active employees of the Participating Companies except (a) employees whose annualized base salary equals or exceeds $120,000 as of the first day of the applicable fiscal year occurring during the term of the Plan, or, for employees hired after the first day of the fiscal year, their hire date, (b) employees who have not been continuously employed by the Participating Companies for at least six months and (c) employees whose customary employment by the Participating Companies is 20 hours or less per week. No right to purchase Stock shall accrue under the Plan in favor of any person who is not an eligible employee and no eligible employee shall acquire such right to purchase (i) if, immediately after, such eligible employee would own stock possessing 5% or more of the total combined voting power of the Company, or (ii) which would permit such employee’s rights to purchase stock under all employee stock purchase plans from time to time in effect of the Company and its subsidiary corporations (as so defined) to accrue at a rate which exceeds $25,000 of fair market value of such stock for each calendar year, all determined in the manner provided by Section 423(b)(3) and (8) of the Internal Revenue Code of 1986, as amended.

3. Effective Date of Plan. The Plan shall be effective as of the date on which the Company’s Registration Statement on Form 10 is declared effective(the “Registration Date”), provided that the Plan is approved by the shareholders of the Company within twelve months of its being adopted by the Company’s Board of Directors (the “Board”). Notwithstanding the foregoing, no purchases shall occur prior to the date on which the Company’s common stock is distributed to shareholders of Merck & Co., Inc.

4. Purchase Period. Each purchase period shall consist of three fiscal months; provided, however, the first purchase period under the Plan shall commence on the first day of a month following the Registration Date as selected by the Company’s Employee Benefits Committee and shall end on the last day of the fiscal year. So long as the Plan remains in effect, a new three-month purchase period shall commence on the first day of the fiscal month after the end of the immediately preceding purchase period.

5. Basis of Participation. Each eligible employee shall be entitled to enroll in the Plan as of the first day of the month following the month in which such employee shall first become eligible to participate in the Plan. If such employee shall not enroll in the Plan as of such day, he shall be entitled to enroll in the Plan as of the first day of any subsequent three-month purchase period. To enroll in the Plan, an eligible employee shall contact the Medco Health HR Service Center and complete the enrollment procedures which include a payroll deduction authorization (the “Authorization”) which shall become effective either on the first day of the payroll period or the three-month purchase period following the execution and delivery of such Authorization, as the case may be. Each Authorization shall direct that payroll deductions be made for each payroll period ending during the period while such employee is a participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount not to exceed 10% of a Participant’s gross weekly earnings (excluding overtime earnings and bonus payments but before withholding or other deductions) from time to time paid to the Participant by any of the Participating Companies.

Payroll deductions shall be made for each Participant in accordance with such Participant’s Authorization until the Participant’s participation in the Plan terminates, the Authorization is revised or the Plan terminates, all as hereinafter provided.

A Participant may change the amount of payroll deductions as of the first day of any three-month purchase period. No other changes shall be permitted except that a Participant may elect to terminate participation in the Plan as hereinafter provided. All such permitted changes shall be effected by filing a new Authorization with one of the Participating Companies or with a person designated by the Committee.

Payroll deduction shall be credited to the purchase account of each participating employee. At the end of each three-month purchase period, the amount in each participant’s account will be applied to the purchase of the number of shares of Stock, including fractions to four decimal places, determined by dividing (i) such amount by (ii) the Purchase Price (as hereinafter defined) for such purchase period.

6. Purchase Price. The purchase price (the “Purchase Price”) per share of Stock hereunder for any three-month purchase period shall be 85% of the fair market value of a share of Stock on the last day of such period; provided that if such percentage results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a share of Stock on the last day of a three-month purchase period shall be deemed to be the mean between the highest and lowest per share selling prices of the Stock on the New York Stock Exchange (“NYSE”) on such day, or if there shall be no such sale of the Stock on such day, then on the next preceding day on which there shall have been such a sale.

7. Issuance of Shares. The shares that each participant has purchased will be considered to be issued and outstanding to his credit as of the close of business of the last day of each three-fiscal month purchase period. The total number of shares purchased by all participants during each purchase period will be issued, as of the last day in such period, to a nominee for the benefit of the participants.

No interest shall at any time accrue with respect to any amount credited to a purchase account of a participant. After the close of each purchase period, a report will be made to each participant stating the entries made to his purchase account, the number of shares purchased and the applicable Purchase Price.

8. Termination of Participants. A participant may at any time elect to terminate his participation in the Plan, except that no such termination shall be effective as to any purchase period unless such election is received by one of the Participating Companies in writing prior to the tenth day of the month in which the purchase period ends. A participant may also at any time request in writing payment to him of the full amount to his credit in his purchase account, except that no such request shall be effective as to any purchase period unless received prior to the tenth day of the month in which the purchase period ends, without thereby terminating his participation in the Plan. Upon any such termination or request, the employer of such participant shall promptly refund to him the entire cash balance in his purchase account.

In the event any participant shall die, terminate his employment with the Participating Companies for any reason or otherwise cease to be eligible to participate in the Plan, (a) his participation in the Plan shall immediately terminate, (b) the amount to his credit in his purchase account on the date of such termination, shall, if requested in writing prior to the tenth day of the month in which the purchase period ends, be returned to him or his legal representatives promptly, and (c) unless otherwise determined by the Committee, shares of Stock purchased by such participant under the Plan and held for his benefit shall be transferred to the Company’s transfer agent through direct registry for the benefit of the participant. Certificates may be issued for whole shares only at the request of a participant at the participant’s cost.

9. Termination or Amendment of the Plan. The Company, by action of the Board, may terminate the Plan at any time. Notice of termination shall be given to all participants, but failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan will terminate in any event at the close of business on the last day of the fiscal quarter, which shall occur in December 2010, or at any earlier time if the maximum number of shares of Stock to be sold under the Plan (as hereinafter provided in Section 13) has been purchased, but such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then outstanding purchase rights, the Committee may determine an equitable basis of apportioning available shares among all participants.

The Board may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall materially adversely affect any purchase rights outstanding under the Plan during the three-month purchase period in which such amendment is to be effected.

Upon termination of the Plan, the respective amounts to the credit of the participants in their purchase accounts, together with certificate(s) for the full shares of Stock held for their benefit and cash payments in lieu of fractional shares, shall be returned to them. Unless otherwise determined by the Committee, shares of Stock purchased by a participant under the Plan and held for their benefit shall be transferred to the Company’s transfer agent through direct registry for the benefit of the participant. Certificates may be issued for whole shares only at the request of a participant at the participant’s cost.

10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

11. Shareholder’s Rights. No eligible employee or participant shall by reason of the Plan have any rights of a shareholder of the Company until and to the extent he shall acquire shares of Stock as herein provided. Each participant will be responsible for the fees associated with the sale of any shares of Stock acquired under the Plan by the participant, including fractional shares. Participation in the Plan shall not be construed as a right of employment, or an employment contract, with any of the Participating Companies.

12. Administration of the Plan. The Plan shall be administered by the Company’s Employee Benefits Committee (“Committee”). The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

The Committee, from time to time, may approve the form of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan. The Committee may delegate the responsibility for maintaining all or a portion of the records pertaining to participants’ accounts to persons not affiliated with the Participating Companies, except as provided herein with respect to the cost of certificating and selling shares of Stock, all expenses of administering the Plan shall be paid by the Participating Companies.

13. Maximum Number of Shares. The maximum number of shares of Stock that may be purchased under the Plan is 750,000 subject, however, to adjustment as hereinafter set forth. Stock sold hereunder may be treasury shares, authorized and unissued shares or a combination thereof. In the event the Company shall at any time after the effective date of the Plan change its issued Stock into an increased number of shares, with or without par value, through a stock dividend or a split-up of shares, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Stock which, immediately prior to such record date, remained available for purchase under the Plan shall proportionately increase, or, in case of such stock dividend or split-up, proportionately decrease, in case of such combination of shares.

14. Miscellaneous. Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an eligible employee or participant shall be delivered to his employer corporation or to such other person as the Committee may so determine and, subject to any limitations specified in the Plan, shall be effective when so delivered.

The term “business day” shall mean any day other than Saturday, Sunday or a day designated by the Company from time to time as a Company holiday.

The term “Subsidiary Companies” shall mean all entities of which the Company is the common parent.

The masculine pronoun shall include the feminine.

The Plan, and the Company’s obligation to sell and deliver shares of Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such filings or approval by any regulatory or governmental agency as may, in the opinion of the Company, be required.

Appendix C

MEDCO HEALTH SOLUTIONS, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

Adopted February 2, 2005

1. PURPOSE.

The principal purposes of the Medco Health Solutions, Inc. Executive Incentive Compensation Plan (the “Plan”) are to provide annual incentives and rewards to executive officers of Medco Health Solutions, Inc. (“Medco”) for contributing to the success and growth of Medco and to assist Medco in attracting, motivating and retaining these key employees on a competitive basis.

2. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation Committee of the Board of Directors of Medco (the “Committee”). The Committee shall consist of two or more members of the Board who qualify as outside directors for purposes of section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (“Section 162(m)”).

The Committee shall have all powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted awards under the Plan, to determine the time when awards will be granted, to determine whether performance objectives and conditions for earning awards have been met, to determine whether awards will be paid following the end of the award period or deferred, and to determine whether an award or payment of an award should be reduced or eliminated.

For each Medco fiscal year, the Committee shall establish in writing (on or before the latest date permitted under Section 162(m)) one or more performance goals to be attained, which performance goals may be stated as alternative performance goals. Performance goals may be based on any one or more of the following business criteria as the Committee, in its sole discretion, may select: earnings per share; net new sales; client satisfaction; member satisfaction; revenue growth; corporate earnings; return on assets; return on equity; return on invested capital; profits; cash flow; market value added; economic value added; or earnings before interest, taxes, depreciation and amortization.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Medco, its shareholders and any person receiving an award under the Plan.

3. ELIGIBILITY.

Executive officers of Medco are eligible to be granted awards under the Plan.

4. AWARDS.

(a) Setting Awards. For each Medco fiscal year, the Committee shall establish maximum incentive awards for particular levels of performance by Medco’s executive officers. Subject to these maximums, target incentive awards may also be established. The pre-established maximum awards shall apply to all individuals who either are executive officers at the beginning of the fiscal year or become executive officers during the fiscal year.

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(b) Payment of Awards. Awards will be payable for a fiscal year upon certification by the Committee that Medco achieved the performance target(s) that the Committee had previously established for the year. No payment will be made if the minimum performance target(s) is not met. The Committee may, in its discretion, permit executives to defer the payment of awards in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

(c) Negative Discretion. Notwithstanding the attainment by Medco of one or more specified performance targets, the Committee has the discretion, by participant, to pay less than the maximum incentive award that relates to that level of performance.

(d) Maximum Possible Award. No participant may receive an incentive award for a Medco fiscal year that is more than $5,000,000.

5. MISCELLANEOUS PROVISIONS.

(a) Guidelines. The Committee may adopt from time to time written policies for its implementation of the Plan.

(b) Withholding Taxes. Medco shall have the right to deduct from all Plan awards any federal, state, local or foreign taxes required by law to be withheld with respect to such awards.

(c) No Implied Rights. Except as set forth herein, no employee or other person shall have any claim or right to be granted an award under the Plan. No employee shall be entitled to payment of an award under this Plan unless they are employed by Medco on the payment date. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Medco or any of its subsidiaries, divisions or affiliates.

(d) Costs and Expenses. The cost and expenses of administering the Plan shall be borne by Medco and not charged to any award or to any employee receiving an award.

(e) Funding of Plan. Medco shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

6. EFFECTIVE DATE, AMENDMENTS AND TERMINATION.

(a) Effective Date. The Plan shall become effective upon its approval by Medco’s shareholders.

(b) Amendments. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

In addition, unless the shareholders of Medco shall have first approved, no amendment of the Plan shall be effective which would: (i) modify the eligibility requirements for participation in the Plan, (ii) increase the maximum possible award that may be paid to a participant under the Plan, or (iii) change the business criteria that may be used for performance goals.

(c) Termination. No awards shall be made under the Plan after March 31, 2010. Determination of the actual amount to be paid and payment may occur later.

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MEDCO HEALTH SOLUTIONS, INC.

100 PARSONS POND DRIVE FRANKLIN LAKES, NJ 07417

INVESTOR RELATIONS/F1-6

YOUR VOTE IS IMPORTANT VOTE BY INTERNET/TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 30, 2005. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 30, 2005. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Medco Health Solutions, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MEDCO1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

Date Signature [PLEASE SIGN WITHIN BOX] Yes No

For address changes and/or comments, please check this box and write them on the back where indicated:

Proposal 2

To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

Please indicate if you plan to attend the annual meeting:

MEDCO HEALTH SOLUTIONS, INC.

Proposal 1

To elect three Class II directors to serve until the 2008 Annual Meeting or until their respective successors are duly elected and qualified.

Nominees: 01) John L. Cassis

02) Michael Goldstein

03) Blenda J. Wilson

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household: 0 0

For Against Abstain

Proposal 3 Proposal to approve the 2002 Stock Incentive Plan, as amended.

Proposal 4

Proposal to approve the 2003 Employee Stock PurchasePlan, as amended.

Proposal 5

Proposal to approve the Executive Incentive Compensation Plan.

The Board of Directors recommends a vote FOR the director nominees and the proposals listed below.

Please sign exactly as name or names appear on this Proxy Card. When signing as attorney, executor, officer, administrator, trustee, custodian or guardian, give full title. If there is more than one named shareholder, all should sign unless evidence of authority to sign on behalf of others is attached.

For All Withhold

For All For All Except

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

The Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed

Envelope.

Date Signature (Joint Owners, if applicable) Date Signature [PLEASE SIGN WITHIN BOX]

ADMISSION TICKET

Annual Meeting of Shareholders

Tuesday, May 31, 2005, 10:00 a.m.

Park Ridge Marriott

300 Brae Boulevard

Park Ridge, New Jersey 07656

The Park Ridge Marriott is accessible via the Garden State Parkway, Exit 172 North.

From Exit ramp turn right onto Grand Avenue, at first traffic light make right onto Mercedes Drive, follow to end and make right, follow to traffic light make left onto Brae Blvd. The hotel is on your left at 300 Brae Blvd.

FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172, then follow above directions.

FROM NEWARK AIRPORT: Take the New Jersey Turnpike North to Route 80 West, follow Route 80 West to the Saddle Brook Exit for the Garden State Parkway North to Exit 172, then follow from above directions.

FROM NEW YORK CITY: Take the George Washington Bridge West to New Jersey. Follow to Route 80 West Take Route 80 West to the Saddle Brook Exit for the Garden State Parkway. Follow the Garden State Parkway North to Exit 172, and follow directions from above.

FROM LAGUARDIA AIRPORT: Take the Grand Central Parkway to the Triborough Bridge to the Major Deegan Expressway to 1-95 West to the George Washington Bridge. Follow directions from New York City.

FROM KENNEDY AIRPORT: Leaving the airport via the Van Wyck Expressway to the Grand Central Parkway Follow directions from LaGuardia Airport.

FROM UPSTATE NEW YORK: New York State Thruway to Exit 14A onto the Garden State Parkway Extension. Take first exit “Chestnut Ridge.” From ramp make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth (4th) right, Brae Blvd., make right onto Brae Blvd., hotel is approximately 114 mile on right hand side.

FROM NEW ENGLAND AND WESTCHESTER: Via the Connecticut Turnpike/New England Thruway, (1- 95), to the Cross Westchester Expressway (1-287) to the Tappan lee Bridge West, proceed across Bridge to New York State Thruway North, to exit 14A. Follow directions from upstate New York

This ticket, along with a form of personal identification, will admit the named Shareholder(s). Cameras, tape recorders and other video recording equipment are not permitted in the meeting.

This Proxy is Solicited on Behalf of the Board of Directors of

Medco Health Solutions, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 31, 2005 and the Proxy Statement and appoints David B. Snow, Jr., and David S. Machlowitz, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Medco Health Solutions, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 on Tuesday, May 31, 2005 at 10:00 a.m. (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The Proxies are authorized in their discretion to vote upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting. This Proxy, when properly executed, will be voted as specified on the reverse side. If no specification is made (including not withholding authority to vote for any nominee), this Proxy will be voted in accordance with the recommendations of the Board of Directors.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued on the reverse side.